FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-08

Dated June 9, 2025	BMO 2025-5C11
Collateral Term Sheet
BMO 2025-5C11 Mortgage Trust
$698,126,557 (Approximate Mortgage Pool Balance)

BMO Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2025-5C11

Bank of Montreal Starwood Mortgage Capital LLC Societe Generale Financial Corporation KeyBank National Association Greystone Commercial Mortgage Capital LLC Sponsors and Mortgage Loan Sellers
BMO Capital Markets	KeyBanc Capital Markets		Société Générale
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	Drexel Hamilton	Mischler Financial
Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated June 9, 2025	BMO 2025-5C11

This material is for your information, and none of BMO Capital Markets Corp., SG Americas Securities, LLC, KeyBanc Capital Markets Inc., Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and Mischler Financial Group, Inc. (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-5C11 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated June 9, 2025	BMO 2025-5C11

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
SMC	16	27	$298,724,000	42.8%	$323,724,000	46.4%
BMO	7	20	$135,352,557	19.4%	$160,852,557	23.0%
SGFC	5	7	$124,920,000	17.9%	$124,920,000	17.9%
KeyBank	6	6	$55,555,000	8.0%	$55,555,000	8.0%
GCMC	2	2	$33,075,000	4.7%	$33,075,000	4.7%
SMC, BMO	1	1	$50,500,000	7.2%	-	-
Total:	37	63	$698,126,557	100.0%	$698,126,557	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$698,126,557
Number of Mortgage Loans:	37
Number of Mortgaged Properties:	63
Average Cut-off Date Balance per Mortgage Loan:	$18,868,285
Weighted Average Current Mortgage Rate:	6.69795%
10 Largest Mortgage Loans as % of IPB:	56.8%
Weighted Average Remaining Term to Maturity:	60 months
Weighted Average Seasoning:	0 months

Credit Statistics
Weighted Average UW NCF DSCR:	1.43x
Weighted Average UW NOI Debt Yield:	10.1%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	61.7%
Weighted Average Maturity Date/ARD LTV:	61.7%

Other Statistics
% of Mortgage Loans with Additional Debt:	1.4%
% of Mortgage Loans with Single Tenants(1):	0.0%
% of Mortgage Loans secured by Multiple Properties:	27.1%

Amortization
Weighted Average Original Amortization Term:	360 months
Weighted Average Remaining Amortization Term:	359 months
% of Mortgage Loans with Interest-Only:	98.1%
% of Mortgage Loans with Amortizing Balloon:	1.9%

Lockboxes
% of Mortgage Loans with Springing Lockboxes:	50.6%
% of Mortgage Loans with Hard Lockboxes:	29.5%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockbox:	8.6%
% of Mortgage Loans with Soft Lockbox:	6.1%
% of Mortgage Loans with Soft Springing Lockbox:	5.2%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	98.6%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	77.5%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	96.4%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(2):	75.2%

(1)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(2)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, industrial, mixed use, multifamily (with commercial tenants) and self storage (with commercial tenants) properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Pads	Property Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
1	One Grove	Jersey City, NJ	SGFC	1	$60,000,000	8.6%	193	Multifamily	1.25x	7.7%	64.2%	64.2%
2	1499 Bedford Avenue	Brooklyn, NY	BMO	1	$53,000,000	7.6%	98	Multifamily	1.25x	7.8%	65.5%	65.5%
3	347-363 Flushing Avenue	Brooklyn, NY	SMC, BMO	1	$50,500,000	7.2%	148,242	Mixed Use	1.31x	9.8%	67.3%	67.3%
4	Turtle Creek Village	Dallas, TX	SMC	2	$48,600,000	7.0%	324,588	Various	1.68x	12.2%	53.0%	53.0%
5	Brickyard Square	Epping, NH	SMC	1	$36,550,000	5.2%	174,510	Retail	1.30x	9.3%	69.6%	69.6%
6	Williamsburg Multifamily Portfolio	Brooklyn, NY	BMO	12	$34,800,000	5.0%	91	Multifamily	1.25x	8.6%	59.3%	59.3%
7	One West End Retail	New York, NY	SMC	1	$33,250,000	4.8%	32,159	Retail	1.27x	8.3%	68.4%	68.4%
8	St. Charles Towne Plaza	Waldorf, MD	SMC	1	$28,500,000	4.1%	380,675	Retail	1.95x	14.4%	52.7%	52.7%
9	Presidential Point Apartments	Quincy, MA	SMC	1	$27,000,000	3.9%	104	Multifamily	1.26x	8.5%	57.1%	57.1%
10	Skyline MHP Portfolio	Various, Various	SMC	4	$24,439,000	3.5%	591	Manufactured Housing	1.33x	9.6%	63.0%	63.0%

	Top 3 Total/Weighted Average			3	$163,500,000	23.4%			1.27x	8.4%	65.6%	65.6%
	Top 5 Total/Weighted Average			6	$248,650,000	35.6%			1.35x	9.3%	63.7%	63.7%
	Top 10 Total/Weighted Average			25	$396,639,000	56.8%			1.37x	9.5%	62.4%	62.4%
	Non-Top 10 Total/Weighted Average			38	$301,487,557	43.2%			1.50x	10.9%	60.8%	60.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	One Grove	SGFC	$60,000,000	$21,000,000	BMO 2025-5C11	Midland	LNR	Future Securitization(s)	$21,000,000
2	1499 Bedford Avenue	BMO	$53,000,000	$5,000,000	BMO 2025-5C11	Midland	LNR	Future Securitization(s)	$5,000,000
3	347-363 Flushing Avenue	SMC, BMO	$50,500,000	$24,500,000	BMO 2025-5C11	Midland	LNR	Future Securitization(s)	$24,500,000
4	Turtle Creek Village	SMC	$48,600,000	$35,400,000	BMO 2025-5C11	Midland	LNR	Future Securitization(s)	$35,400,000
17	Abington & Cypress	SMC	$15,650,000	$30,000,000	MSBAM 2025-5C1	Midland	Argentic	MSBAM 2025-5C1	$30,000,000
20	Riverwalk West	SMC	$12,500,000	$67,500,000	BMO 2025-5C11	Midland	LNR	BBCMS 2024-5C31 BMO 2024-5C8 BBCMS 2025-5C33 BMO 2025-5C10	$20,000,000 $20,000,000 $15,000,000 $12,500,000
24	1535 Broadway	BMO	$10,000,000	$267,100,000	BWAY Trust 2025- 1535	Midland	Rialto	BMO 2025-5C10 BWAY Trust 2025-1535 Future Securitization(s)	$45,000,000 $127,100,000 $95,000,000
25	Shaw Park Plaza	BMO	$9,993,557	$44,971,005	BMO 2025-5C11(1)	Midland(1)	LNR(1)	Future Securitization(s)	$45,000,000
(1)	In the case of Loan No. 25, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2025-5C11 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics

Mortgaged Properties by Type

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
Multifamily	High Rise	3	$118,705,000	17.0%	1.26x	7.9%	65.0%	65.0%
	Mid Rise	12	109,775,000	15.7	1.28x	8.5%	61.1%	61.1%
	Low Rise	9	44,550,000	6.4	1.38x	9.2%	55.7%	55.7%
	Garden	7	36,275,000	5.2	1.30x	9.1%	66.2%	66.2%
	Age Restricted	3	21,150,000	3.0	1.41x	10.5%	56.9%	56.9%
	Subtotal / Weighted Average:	34	$330,455,000	47.3%	1.29x	8.6%	62.1%	62.1%
Retail	Anchored	6	$134,952,174	19.3%	1.52x	10.9%	62.1%	62.1%
	Retail/Signage	1	10,000,000	1.4	3.34x	21.6%	26.6%	26.6%
	Subtotal / Weighted Average:	7	$144,952,174	20.8%	1.65x	11.6%	59.7%	59.7%
Mixed Use	Office/Retail	3	$75,668,750	10.8%	1.44x	10.7%	63.3%	63.3%
	Office/Multifamily/Retail	1	22,000,000	3.2	1.50x	11.3%	67.1%	67.1%
	Subtotal / Weighted Average:	4	$97,668,750	14.0%	1.46x	10.9%	64.1%	64.1%
Office	Suburban	4	$31,743,557	4.5%	1.54x	12.6%	66.8%	65.7%
	CBD	2	28,757,826	4.1	1.63x	12.0%	54.3%	54.3%
	Suburban/R&D	1	4,031,250	0.6	1.50x	11.1%	61.6%	61.6%
	Medical	1	3,100,000	0.4	1.71x	15.9%	32.0%	30.2%
	Subtotal / Weighted Average:	8	$67,632,633	9.7%	1.59x	12.4%	59.6%	59.0%
Manufactured Housing	Manufactured Housing	7	$29,439,000	4.2%	1.37x	9.9%	62.2%	62.2%
Self Storage	Self Storage	2	$15,209,000	2.2%	1.44x	9.8%	65.5%	65.5%
Hospitality	Limited Service	1	$12,770,000	1.8%	1.52x	13.6%	64.5%	64.5%
Total / Weighted Average:		63	$698,126,557	100.0%	1.43x	10.1%	61.7%	61.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	8.6%	Net Rentable Area (Units):	193
Loan Purpose:	Refinance	Location:	Jersey City, NJ
Borrower:	One Grove Property LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsor:	Sing Wang	Occupancy(5):	94.3%
Interest Rate:	5.99000%	Occupancy Date:	5/28/2025
Note Date:	6/6/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	7/1/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	61 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	61 months	Most Recent NOI (As of)(4):	NAV
Original Amortization:	None	UW Economic Occupancy(6):	95.0%
Amortization Type:	Interest Only	UW Revenues:	$9,670,410
Call Protection(2):	L(24),D(6),DorYM1(24),O(7)	UW Expenses:	$3,460,860
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	UW NOI:	$6,209,549
Additional Debt(1):	Yes	UW NCF:	$6,159,104
Additional Debt Balance(1):	$21,000,000	Appraised Value / Per Unit:	$126,200,000 / $653,886
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/26/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$419,689
Taxes:	$443,752	$147,917	N/A	Maturity Date Loan / Unit:	$419,689
Insurance:	$56,759	Springing	N/A	Cut-off Date LTV:	64.2%
Replacement Reserves:	$0	$4,121	N/A	Maturity Date LTV:	64.2%
TI / LC:	$4,975	$83	$4,975	UW NCF DSCR:	1.25x
Performance Reserve:	$583,056	$0	N/A	UW NOI Debt Yield:	7.7%
Guarantor Liquidity Reserve:	$5,000,000	$0	N/A
Unfunded Obligations(5):	$426,944	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$81,000,000	90.9%	Loan Payoff	$77,572,518	87.0%
Borrower’s Equity	8,134,366	9.1	Upfront Reserves	6,515,486	7.3
			Closing Costs(7)	5,046,362	5.7
Total Sources	$89,134,366	100.0%	Total Uses	$89,134,366	100.0%
(1)	The One Grove Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $81 million (the “One Grove Whole Loan”). The Financial Information in the chart above reflects the One Grove Whole Loan.
(2)	Defeasance of the One Grove Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years from and after the date on which the last promissory note comprising the One Grove Whole Loan has been securitized and (ii) June 6, 2028. In addition, on any business day from and after January 1, 2028, voluntary prepayment of the One Grove Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in January 2030, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the One Grove Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 24 payments is based on the anticipated closing date of the BMO 2025-5C11 securitization in June 2025. The actual defeasance lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Historical financial information is unavailable as the One Grove Property (as defined below) was constructed in 2024.
(5)	Unfunded Obligations reserves include an approximately $300,000 in gap rent reserve and $116,944 in free rent reserve for 7 leased residential units with executed lease start dates between June 2025 and August 2025 (as of May 28, 2025) and 3 vacant master units. Physical occupancy of 94.3% includes these 7 leased residential units with executed lease start dates between June 2025 and August 2025.
(6)	Sing Wang, the borrower sponsor, entered into a master lease for the (i) 7 leased but not yet occupied units and (ii) 3 vacant market units (as of May 28, 2025) (the “Master Lease”), which would equate to 95.0% economic occupancy at the One Grove Property after giving effect to such Master Lease.
(7)	Closing Costs includes an interest rate buy down of $3,477,830.

The Loan. The largest mortgage loan (the “One Grove Mortgage Loan”) is part of a fixed rate whole loan that is evidenced by two pari passu promissory notes in the aggregate original principal balance as of the Cut-off Date of $81,000,000. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

One Grove Property Whole Loan is secured by the borrower’s fee interest in a 193-unit multifamily property located in Jersey City, New Jersey (the “One Grove Property”). The One Grove Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance as of the Cut-off Date of $60,000,000. The One Grove Whole Loan was originated by Société Générale Financial Corporation (“SGFC”) on June 6, 2025. The One Grove Whole Loan has a 5-year term, is interest-only for the full term of the loan and accrues interest at a per annum rate of 5.99000% on an Actual/360 basis. The One Grove Whole Loan has a scheduled maturity date of July 1, 2030, and will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the One Grove Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BMO 2025-5C11	Yes
A-2(1)	$21,000,000	$21,000,000	SGFC	No
Whole Loan	$81,000,000	$81,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The One Grove Property is a recently developed 193-unit luxury multifamily property located in Jersey City, New Jersey. The One Grove Property features studio, one-, two- and three-bedroom units with loft-inspired spaces, bespoke finishes, smart home features, stainless steel appliances, plank flooring, expansive windows, balconies in select units and in-home washer and dryers. Community amenities feature a coworking lounge with meeting rooms and work pods, a self-serve café, a rooftop terrace, a rooftop lounge with demonstration kitchen and dining, a fitness center, a bike room, package reception services, a parking garage with electric vehicle charging stations and an Utron parking system. Additionally, the One Grove Property features seven short-term “hotel-style” rentals and 995 square feet of retail space which is currently leased to Molly Tea through July 2033 at a rental rate of $51.26 per square feet. Parking is provided via 77 parking spaces, resulting in a parking ratio of approximately 0.4 spaces per unit. As of the May 28, 2025 rent roll, the One Grove Property was 94.3% leased.

The following table presents certain information with respect to the unit mix at the One Grove Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Leased Units	% of Units Leased	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
Studio	51	26.4%	51	100.0%	515	$3,217	$6.25
1BR	99	51.3	94	94.9	710	$3,910	$5.51
2BR(3)	39	20.2	34	87.2	1,006	$5,369	$5.34
3BR	4	2.1	3	75.0	1,376	$7,955	$5.78
Total/Wtd. Avg.	193	100.0%	182	94.3%	732	$4,055	$5.54
(1)	Based on the underwritten rent roll dated May 28, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.
(3)	The 2BR Unit Type count includes one employee unit.

Environmental. According to the Phase I environmental assessment dated March 6, 2025, there was no evidence of any recognized environmental conditions or business environmental risks in connection with the One Grove Property. However, controlled recognized environmental conditions and historical recognized environmental conditions were identified. Based on the conclusions of the Phase I environmental assessment, the engineer recommends the continual implementation of the property use restrictions currently in-place under the Restricted Use Response Action Outcome (RAO) and NJDEP-approved Remedial Action Permit due to the presence of historical fill material. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

The following table presents certain information relating to the historical and current occupancy of the One Grove Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
NAV	NAV	NAV	94.3%
(1)	Historical occupancies are not applicable as the One Grove Property was constructed in 2024.
(2)	Current occupancy is as of May 28, 2025, and includes 7 leased residential units with executed lease start dates between June 2025 and August 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of the One Grove Property:

Underwritten Net Cash Flow
	Underwritten	Per Unit	%(1)
Rents In-Place	$9,508,177	$49,265	93.4%
Gross Potential Rent	$9,508,177	$49,265	93.4%
Parking Income	111,000	575	1.1
Other Income 1(2)	307,491	1,593	3.0
Other Income 2(3)	255,000	1,321	2.5
Net Rental Income	$10,181,668	$52,755	100.0%
(Vacancy/Credit Loss)	(511,258)	(2,649)	(5.0)
Effective Gross Income	$9,670,410	$50,106	95.0%

Total Expenses	$3,460,860	$17,932	35.8%

Net Operating Income	$6,209,549	$32,174	64.2%
Replacement Reserve	50,445	261	0.5

Net Cash Flow	$6,159,104	$31,912	63.7%
(1)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Other Income 1 is comprised of amenity fees, application fees, pet rent, lease break fees, damage fees and other miscellaneous income.
(3)	Other Income 2 is comprised of $204,000 for the short-term/transient revenue net of transient fees and $51,000 for retail revenue.

The Market. The One Grove Property is located in Jersey City, New Jersey in southern Hudson County. Jersey City is bordered on the south by Bayonne, on the north by Hoboken, Union City and North Bergen, on the west by Secaucus and Kearny, and on the east by the Hudson River followed by New York City. More specifically, the One Grove Property is located in the Downtown Jersey City neighborhood within the waterfront of Jersey City. Redevelopment of the Hudson River waterfront has been underway since the mid-1980s. This redevelopment was largely due to its proximity and accessibility to lower Manhattan. The redevelopment from Jersey City on the south to Weehawken to the north has attracted bank, stock brokerage, and commodities firms from Wall Street and downtown Manhattan office buildings. Major office and mixed-use developments in Jersey City include Harborside Financial Center, Newport Center, Hudson Exchange, Exchange Place, Grove Street Redevelopment Area, Colgate Center and Liberty Harbor North.

Primary access to the One Grove Property neighborhood is provided via Washington Boulevard and Grand Street. US Route 1 and 9 is the main north-south corridor in Jersey City and is located to the west of the neighborhood. The New Jersey Turnpike/I-95 feeds into Jersey City and is the main highway servicing the Holland Tunnel. Other regional highways include Interstate Routes 280 and 80. The One Grove Property is approximately one mile south of the Holland Tunnel toll plaza, the area’s main access to New York City. The Port Authority Trans-Hudson (PATH) system provides subway access to Downtown (Former World Trade Center area) and Midtown Manhattan (33rd Street). New Jersey PATH stations are located in Hoboken, Jersey City, Harrison and Newark. The One Grove Property is within walking distance to the Grove Street and the Exchange Place PATH Stations along the Waterfront Promenade that lines the Hudson River from Jersey

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

City into Hoboken. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the One Grove Property is 75,725, 614,443 and 1,626,744, respectively. The average household income within the same radii was approximately $220,651, $176,111 and $172,814.

According to the appraisal, the One Grove Property is located in the Jersey City apartment submarket within the Newark-Jersey City, NJ-PA apartment market. As of the fourth quarter of 2024, the Newark-Jersey City, NJ-PA apartment market contained 575,078 units, with a vacancy rate of 3.3% and an effective rental rate of $2,754 per unit. The Newark-Jersey City, NJ-PA apartment market reported completions of 4,868 units with a positive net absorption of 6,654 units. As of the fourth quarter of 2024, the Jersey City apartment submarket contained 81,098 units, with a vacancy rate of 3.1% and an effective rental rate of $3,720 per unit.

The following table presents multifamily rental data at comparable properties with respect to the One Grove Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
One Grove	2024 / NAP	94.3%(2)	193(2)	Studio	515(2)	$6.25(2)	$3,217
215 Grove Street,				1 BR	710(2)	$5.51(2)	$3,910
Jersey City, NJ				2 BR	1,006(2)	$5.34(2)	$5,369
				3 BR	1,376(2)	$5.78(2)	$7,955
235 Grand Street	2019 / NAP	96.7%	549	Studio	425	$7.36	$3,126
Jersey City, NJ				1 BR	636	$5.72	$3,639
				2 BR	925	$5.55	$5,135
88 Regent Street	2022 / NAP	97.1%	389	Studio	447	$6.71	$2,998
Jersey City, NJ				1 BR	679	$5.69	$3,863
				2 BR	1,001	$5.43	$5,431
	2018 / NAP	92.2%	153	Studio	555	$5.95	$3,304
197 Van Vorst Street				1 BR	773	$4.75	$3,671
Jersey City, NJ				2 BR	1,134	$4.82	$5,461
				3 BR	1,542	$3.99	$6,155
	2015 / NAP	100.0%	99	Studio	606	$5.09	$3,086
201 Montgomery Street				1 BR	809	$4.99	$4,033
Jersey City, NJ				2 BR	998	$4.29	$4,278
				3 BR	1,524	$4.77	$7,274
				Studio	520	$6.66	$3,464
25 Christopher Columbus Drive	2022 / NAP	91.1%	750	1 BR	749	$6.09	$4,564
Jersey City, NJ				2 BR	1,154	$6.41	$7,393
				3 BR	1,466	$6.82	$10,005
	2015 / NAP	94.1%	417	Studio	548	$5.68	$3,110
160 Morgan Street				1 BR	751	$5.07	$3,805
Jersey City, NJ				2 BR	1,131	$4.80	$5,424
				3 BR	1,462	$4.05	$5,928
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 28, 2025.

The Borrower. The borrower is One Grove Property LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Grove Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Sing Wang. Sing Wang’s professional career includes serving as CEO of China Minsheng Financial Holdings Ltd. for three years and as a Partner at TPG for ten years, where he held key positions such as Co-Chairman of TPG Greater China and Head of TPG Growth in North Asia. Sing Wang was also the Chief Executive Officer and Executive Director of TOM Group Limited for six years. His experience at Goldman Sachs spanned seven years, during which he worked in various roles, including Executive Director and Head of China High Technology in Hong Kong. As a founding member of Goldman Sachs' Asian private equity team, he pioneered the firm's investment efforts in China. Prior to Goldman Sachs, he was the only mainland manager at HSBC Private Equity in Hong Kong and served as a strategic consultant with McKinsey & Co. in Chicago. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. One Grove Property is managed by Greystar, a third-party property management company.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $443,752 into a real estate tax reserve, (ii) 56,759 into an insurance reserve, (iii) $4,975 into a TI / LC reserve, (iv) $583,056 into a performance reserve, (v) $426,944 into an unfunded obligations reserve and (vi) $5,000,000 into a guarantor liquidity reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $147,917 per month).

Insurance Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premium that the lender estimates will be payable for the renewal of coverage (initially, approximately $11,352 per month). The borrower will not be required to make monthly insurance deposits so long as (i) no event of default has occurred and is continuing, (ii) the polices are part of a blanket insurance policy as required pursuant to One Grove Whole Loan documents, (iii) the borrower provides the lender with evidence of renewal of such policies pursuant to One Grove Whole Loan documents and (iv) the borrower provides the lender with paid receipts evidencing payment of the insurance premiums by no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $4,121 for replacement reserves ($200.00 per multifamily unit and $1,550 per hotel unit on an annual basis).

Rollover Reserve – On a monthly basis, the borrower is required to deposit approximately $83 for rollover reserves ($1.00 per square foot by the aggregate number of rentable square feet of commercial/retail space).

Performance Reserve – At any time after June 6, 2025, if the One Grove Property has (i) achieved a debt yield of at least 7.67% and (ii) no event of default has occurred or is continuing, the lender will disburse all of the funds held in the performance reserve to the borrower.

Guarantor Liquidity Reserve – Upon delivery by the guarantor of a letter of credit in the amount of the initial reserve, the lender will return such amount back to the guarantor.

Lockbox / Cash Management. The One Grove Mortgage Loan is structured with a soft lockbox (for residential tenants) and hard lockbox (for non-residential tenants) and springing cash management. At origination, the borrower delivered a tenant direction letter to each commercial tenant doing business at the One Grove Property to remit all payments directly to the lockbox bank. If the borrower or property manager receives any commercial rents, the borrower or property manager is required to deposit such amounts into the lockbox account within two business days of receipt. Funds deposited into the lockbox account will be swept on a daily basis into the borrower's operating account until a Cash Management Period (as defined below) has commenced, in which event funds will be swept on a daily basis into a lender controlled lockbox account and applied in accordance with the One Grove Whole Loan documents.

Notwithstanding the above, the lender agrees to not provide notice of a Cash Management Period during a DSCR Cash Management Period (as defined below) (provided no other Cash Management Period is continuing) if and for so long as the following conditions are satisfied: (A) (i) the borrower has deposited (and maintains on deposit) with the lender cash in the amount of the difference between (x) the annual net operating income that would be required to achieve debt service coverage ratio (“DSCR”) of 1.15x, minus (y) the then existing annual net operating income as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount or (ii) the borrower has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

deposited (and maintains on deposit) with the lender a letter of credit in the amount of the NOI Shortfall, (B) the cash deposit or letter of credit remain on deposit with the lender until the termination of the DSCR Cash Management Period as provided within the One Grove Whole Loan documents, at which time the remaining cash deposit or letter or credit will be returned to the borrower, (C) for the avoidance of doubt, without releasing any such cash previously deposited or such letter of credit previously delivered to the lender, in the event the NOI Shortfall exceeds the amount of cash or the letter of credit on deposit with the lender at the end of any calendar quarter during the continuance of a DSCR Cash Management Period, and the borrower wishes to maintain the suspension of the deposit requirements as set forth in the One Grove Whole Loan documents, the borrower will promptly make additional deposits of cash or modifications or supplements to the letter of credit, in amounts sufficient to cover the full amount of the then-existing NOI Shortfall and compliance will be tested quarterly and (D) the borrower grants to the lender a security interest in such cash deposit or letter of credit, as applicable, and all proceeds thereof, as additional security for the One Grove Whole Loan.

A “Cash Management Period” will commence upon: (i) the occurrence of an event of default or (ii) if the debt service coverage ratio (“DSCR”) of the One Grove Whole Loan is less than 1.10x for two consecutive quarters (the “DSCR Cash Management Period”). A Cash Management Period will end if, with respect to (a) clause (i) such event of default has been cured and no other event of default has occurred or is continuing or (b) clause (ii) (a) the DSCR for the One Grove Property is greater than or equal to 1.15x for two consecutive calendar quarters or (b) the borrower has deposited an amount equal to the NOI Shortfall with the lender (in the form of a letter of credit).

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue
Whole Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$53,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$53,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	7.6%	Net Rentable Area (Units):	98
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	1499 Bedford LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsors:	Neal Einhorn and Mark Friedman	Occupancy:	100.0%
Interest Rate:	6.15600%	Occupancy Date:	5/30/2025
Note Date:	5/30/2025	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$2,530,759 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	92.1%
Amortization Type:	Interest Only	UW Revenues:	$5,326,915
Call Protection(2):	L(24),D(30),O(6)	UW Expenses:	$790,786
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$4,536,130
Additional Debt(1):	Yes	UW NCF:	$4,507,330
Additional Debt Balance(1):	$5,000,000	Appraised Value / Per Unit:	$88,500,000 / $903,061
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/1/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$591,837
Taxes:	$13,174	$13,174	N/A	Maturity Date Loan / Unit:	$591,837
Insurance:	$29,864	$9,955	N/A	Cut-off Date LTV:	65.5%
Deferred Maintenance:	$5,500	$0	N/A	Maturity Date LTV:	65.5%
Replacement Reserves:	$0	$1,733	N/A	UW NCF DSCR:	1.25x
TI / LC Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	7.8%
Other Reserves(4):	$262,100	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$58,000,000	99.1%	Loan Payoff	$55,817,297	95.4%
Borrower Sponsors Equity	524,962	0.9	Closing Costs(6)	2,397,027	4.1
			Upfront Reserves	310,638	0.5
Total Sources	$58,524,962	100.0%	Total Uses	$58,524,962	100.0%
(1)	The 1499 Bedford Avenue Mortgage Loan (as defined below) is part of the 1499 Bedford Avenue Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $58,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the 1499 Bedford Avenue Whole Loan.
(2)	Defeasance of the 1499 Bedford Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 1499 Bedford Avenue Whole Loan to be securitized and (b) May 30, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2025-5C11 securitization in June 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Other Reserves consist of (i) an upfront deposit of $259,000 into a free rent reserve with respect to the commercial lease with Stony Pine Adult Day Care LLC, an assisted living company and (ii) an upfront deposit of $3,100 into a reserve account for future rent credits or abatements under existing residential leases.
(5)	Historical financials are not available as the 1499 Bedford Avenue Property (as defined below) was acquired by the borrower in 2020. Upon acquisition, the borrower demolished the then-existing improvements, and the current 1499 Bedford Avenue Property improvements were completed in 2024.
(6)	Closing Costs includes a rate buydown of $831,333.33.

The Loan. The second largest mortgage loan (the “1499 Bedford Avenue Mortgage Loan”) is part of a whole loan (the “1499 Bedford Avenue Whole Loan”) evidenced by two pari passu promissory notes that is secured by the borrower’s fee interest in a 98-unit multifamily high-rise building in Brooklyn, New York (the “1499 Bedford Avenue Property”). The 1499 Bedford Avenue Whole Loan consists of two promissory notes and accrues interest at a fixed rate of 6.15600% per annum on an Actual/360 basis. The 1499 Bedford Avenue Whole Loan has a five-year term and is interest-only for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

The 1499 Bedford Avenue Whole Loan was originated on May 30, 2025 by Bank of Montreal. The 1499 Bedford Avenue Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance of $53,000,000. The 1499 Bedford Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust. The relationship between the holders of the 1499 Bedford Avenue Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 1499 Bedford Avenue Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,000,000	$53,000,000	BMO 2025-5C11	Yes
A-2(1)	$5,000,000	$5,000,000	BMO	No
Whole Loan	$58,000,000	$58,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The 1499 Bedford Avenue Property consists of a 10-story multifamily high-rise building, totaling 98 residential units on a 15,992 square foot site located in Brooklyn, New York. The 1499 Bedford Avenue Property features a range of studio, one-, two- and three-bedroom residential units. Community amenities at the 1499 Bedford Avenue Property include a fitness room, resident lounge, roof deck, pet-wash station, laundry room, parking garage and bicycle storage. Unit amenities at the 1499 Bedford Avenue Property include private balconies or terraces and washer/dryers. The 1499 Bedford Avenue Property has 19 garage parking spaces, resulting in a ratio of approximately 0.19 parking spaces per unit. The 1499 Bedford Avenue Property contains 8,000 square feet of commercial space leased to Stony Pine Adult Day Care LLC, an assisted living company (“Stony Pine”). The lease with Stony Pine makes up approximately 3.4% of the gross potential rent at the 1499 Bedford Avenue Property and has a lease expiration date of May 31, 2035. Stony Pine has one, five-year renewal option and no early termination option under the lease. Stony Pine took occupancy in June 2025. A free rent reserve of $259,000 was required in connection with the origination of the 1499 Bedford Avenue Whole Loan and will be disbursed monthly over the first two years of the lease.

The 1499 Bedford Avenue Property is subject to the 421-a tax exemption program (providing a 100% exemption for the first 25 years of the abatement period, which began in tax year 2024/2025, and a 30% exemption for the last 10 years of the abatement period) that requires at least 30% of the total number of dwelling units (approximately 30 units) at the 1499 Bedford Avenue Property to remain affordable to, and restricted to occupancy by, households earning no more than 130% of area median income for at least 35 years after the completion of the construction of the 1499 Bedford Avenue Property. All of the affordable housing units at 1499 Bedford Avenue Property are subject to rent stabilization. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Multifamily Rental Properties” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents detailed information with respect to the market rate units at the 1499 Bedford Avenue Property:

Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total(2)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
Studio	10	14.7%	348	$3,130	$8.99	$3,200	$9.19
1BR / 1BA	3	4.4	474	$3,833	$8.09	$3,950	$8.34
2BR / 1BA	2	2.9	607	$5,150	$8.48	$5,300	$8.73
2BR / 2BA	25	36.8	704	$5,199	$7.39	$5,300	$7.53
3BR / 2BA	28	41.2	961	$6,269	$6.52	$6,250	$6.50
Total/Wtd. Avg.	68	100.0%	744	$5,274	$7.33	$5,323	$7.42
(1)	Based on the underwritten rent roll as of May 30, 2025.
(2)	% of Total represents the percentage of the total market rate units at the 1499 Bedford Avenue Property.
(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

The following table presents detailed information with respect to the rent-stabilized units at the 1499 Bedford Avenue Property:

Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total(2)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)
Studio	7	23.3%	315	$2,890	$9.16
1 BR / 1 BA	8	26.7	417	$3,059	$7.34
2BR / 1BA	14	46.7	562	$3,599	$6.41
2BR / 2BA	1	3.3	611	$3,599	$5.89
Total/Wtd. Avg.	30	100.0%	467	$3,290	$7.28
(1)	Based on the underwritten rent roll as of May 30, 2025.
(2)	% of Total represents the percentage of the total rent-stabilized units at the 1499 Bedford Avenue Property.

Appraisal. According to the appraisal, the 1499 Bedford Avenue Property had an “as-is” appraised value of $88,500,000 as of April 1, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Direct Capitalization Approach	$88,500,000	5.50%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rates shown above represent the overall capitalization rate.

Environmental. According to the Phase I report dated March 26, 2025, there was no evidence of any recognized environmental conditions at the 1499 Bedford Avenue Property.

The following table presents certain information relating to the historical and current occupancy of the 1499 Bedford Avenue Property:

Historical and Current Multifamily Occupancy(1)
2022	2023	2024	Current(2)
NAP	NAP	NAP	100.0%
(1)	Historical occupancy is not available as the 1499 Bedford Avenue Property was acquired by the borrower in 2020. Upon acquisition, the borrower demolished the then-existing improvements, and the current 1499 Bedford Avenue Property improvements were completed in 2024.
(2)	Current occupancy is as of May 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

The following table presents certain information relating to the underwritten cash flows of the 1499 Bedford Avenue Property:

Underwritten Net Cash Flow
	T-12 March 2025	Underwritten	Per Unit	%(1)
Gross Potential Rent	$3,479,798	$5,679,504	$57,954	100.0%
(Vacancy)	(329,230)	(448,600)	(4,578)	7.9
Net Rental Income	$3,150,568	$5,230,904	$53,377	92.1%
Other Income(2)	83,354	96,012	980	1.7
Effective Gross Income	$3,233,923	$5,326,915	$54,356	93.8%

Total Expenses(3)	703,164	790,786	8,069	14.8

Net Operating Income	$2,530,759	$4,536,130	$46,287	85.2%

TI/LC Reserve	0	8,000	82	0.2

Replacement Reserve	0	20,800	212	0.4

Net Cash Flow	$2,530,759	$4,507,330	$45,993	84.6%
(1)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(2)	Other Income includes parking and laundry income.
(3)	Includes real estate taxes equal to approximately $150,563 based on the 2024/2025 fiscal year taxes beginning July 2024 based on the 421-a tax exemption. The 421-a tax exemption commenced in 2024 and is a 35-year abatement that phases out in the last ten years at 30% of tax exemption.

The Market. The 1499 Bedford Avenue Property is located in Brooklyn, New York, within the New York, NY-NJ-PA Core Based Statistical Area (the “New York MSA”). New York City offers a diverse mix of industry employment with the professional and business services and trade, transportation and utilities sectors. The 1499 Bedford Avenue Property is located in the Crown Heights neighborhood within Kings County. The local area is mixed use neighborhood including multifamily residential, 1-2 family residential, and institutional buildings.

The 1499 Bedford Avenue Property is situated in the Brooklyn rental market. According to the appraisal, as of December 2024, the Brooklyn rental market contained an average rent of $3,870 per unit.

According to the appraisal, the 2023 populations in New York City and Kings County were approximately 8.258 million and 2.561 million, respectively, and the estimated 2023 median household income in New York City was $69,252.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

The following table presents certain information relating to comparable multifamily rental properties to the 1499 Bedford Avenue Property:

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units(2)	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The 1499 Bedford Avenue(3) 1499 Bedford Avenue Brooklyn, NY	2024 / NAP	100.0%	98	Studio MR Studio RS 1BR/1BA MR 1BR/1BA RS 2BR/1BA MR 2BR/1BA RS 2BR/2BA MR 2BR/2BA RS 3BR/2BA MR	348 315 474 417 607 562 704 611 961	$8.99 $9.16 $8.09 $7.34 $8.48 $6.41 $7.39 $5.89 $6.52	$3,130 $2,890 $3,833 $3,059 $5,150 $3,599 $5,199 $3,599 $6,269
Pacific House	2023 / NAP	96.6%	175	Studio	378	$100.44	$3,164
1010 Pacific Street				1 Bedroom	493	$92.98	$3,820
Brooklyn, NY				2 Bedroom	613	$94.47	$4,826
				3 Bedroom	769	$78.02	$5,000
Mason Gray	2024 / NAP	93.7%	158	Studio	507	$81.36	$3,435
955 Sterling Place				1 Bedroom	589	$81.12	$3,981
Brooklyn, NY				2 Bedroom	865	$81.29	$5,860
Loden	2025 / NAP	97.2%	569	Studio	390	$98.18	$3,191
54 Crown Street				1 Bedroom	543	$92.95	$4,206
Brooklyn, NY				2 Bedroom	819	$86.21	$5,884
The Arch	2022 / NAP	98.5%	323	Studio	425	$81.97	$2,904
1101 President Street				1 Bedroom	511	$78.64	$3,347
Brooklyn, NY				2 Bedroom	864	$63.25	$4,555
				3 Bedroom	1,078	$59.10	$5,308
The Eve	2025 / NAP	88.2%	76	Studio	381	$99.21	$3,150
827 Sterling Place				1 Bedroom	655	$73.32	$4,000
Brooklyn, NY				2 Bedroom	1,032	$67.47	$5,800
409 Eastern Parkway	2019 / NAP	98.9%	186	Studio	511	$65.19	$2,776
409 Eastern Parkway				1 Bedroom	640	$76.13	$4,061
Brooklyn, NY				2 Bedroom	930	$72.93	$5,649
The Frederick	2022 / NAP	97.9%	193	Studio	444	$81.37	$3,013
564 Saint John’s Place				1 Bedroom	593	$82.92	$4,101
Brooklyn, NY				2 Bedroom	701	$80.74	$4,719
Botanica	2024 / NAP	100.0%	169	1 Bedroom	NAV	NAV	$3,275
931 Carroll Street				2 Bedroom	NAV	NAV	$4,404
Brooklyn, NY				3 Bedroom	NAV	NAV	$5,425
(1)	Source: Appraisal, unless otherwise indicated.
(2)	# of Units for the 1499 Bedford Avenue Property is inclusive of market rate (MR) and rent-stabilized (RS) units. # of Units for comparable properties is inclusive of only market rate units.
(3)	Based on underwritten rent roll dated as of May 30, 2025.

The Borrower. The borrower under the 1499 Bedford Avenue Whole Loan is 1499 Bedford LLC, a special-purpose entity and Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1499 Bedford Avenue Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Neal Einhorn and Mark Friedman. Neal Einhorn and Mark Friedman are cofounders and principals of CareRite Centers, LLC, a rehabilitation and healthcare company with locations in New York, New Jersey, Tennessee and Florida.

Property Management. The 1499 Bedford Avenue Property is managed by The W Management Group LLC (“The W Group”), a third-party property management company. The W Group is headquartered in Brooklyn, New York and specializes in assisted living, with medical professionals trained in personal care, medical care, nursing care and mental health.

Escrows and Reserves. At origination of the 1499 Bedford Avenue Whole Loan, the borrower deposited (i) approximately $13,174 into a real estate tax reserve account, (ii) approximately $29,864 into an insurance reserve account, (iii) $5,500 into an immediate repair reserve account, (iv) $259,000 for free rent owed to Stony Pine into a free rent reserve account and (v) $3,100 into a rent concession reserve account for future rent credits or abatements under existing residential leases.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, approximately $13,174.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, approximately $9,955.

Replacement Reserves – The borrower is required to deposit into a replacement reserve, on a monthly basis, $1,733.

Rollover Reserve – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit, on a monthly basis, $12,000.

A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) the occurrence of an event of default and (ii) on or after May 30, 2026, the 1499 Bedford Avenue Whole Loan debt service coverage ratio being less than 1.10x; and (B) expiring upon (y) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default and (z) with regard to any Trigger Period commenced in connection with clause (ii) above, (x) the date that the 1499 Bedford Avenue Whole Loan debt service coverage ratio is equal to or greater than 1.10x for one calendar quarter or (y) the borrower has deposited with the lender, and thereafter maintains, in the excess cash reserve account, an amount of funds, in the form of cash or a letter of credit, equal to an amount by which the outstanding principal balance of the 1499 Bedford Avenue Whole Loan would need to be reduced to result in the debt service coverage ratio be equal to or greater than 1.20x.

Lockbox / Cash Management. The 1499 Bedford Avenue Whole Loan is structured with a springing lockbox and springing cash management. The 1499 Bedford Avenue Whole Loan requires that within 30 days of the first occurrence of a Trigger Period, the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, all revenue received by the borrower or the property manager into such lockbox within three business days of receipt. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 1499 Bedford Avenue Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1499 Bedford Avenue Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1499 Bedford Avenue Whole Loan.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,500,000	Property Type - Subtype(4):	Mixed Use – Office/Retail
% of Pool by IPB:	7.2%	Net Rentable Area (SF):	148,242
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Flushing Condo Holdings LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Joseph Brunner and Abraham Mandel	Occupancy(5):	99.9%
Interest Rate:	7.12000%	Occupancy Date(5):	4/21/2025
Note Date:	4/24/2025	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(6):	NAV
Original Term:	60 months	Most Recent NOI (As of)(6):	$3,055,154 (TTM 2/28/2025)
Original Amortization:	None	UW Economic Occupancy:	93.0%
Amortization Type:	Interest Only	UW Revenues:	$8,528,192
Call Protection(2):	L(25),D(29),O(6)	UW Expenses:	$1,209,804
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$7,318,388
Additional Debt(1):	Yes	UW NCF:	$7,103,437
Additional Debt Balance(1):	$24,500,000	Appraised Value / Per SF:	$111,400,000 / $751
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/18/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$506
Taxes:	$142,890	$23,815	N/A	Maturity Date Loan / SF:	$506
Insurance:	$147,399	$13,425	N/A	Cut-off Date LTV:	67.3%
Replacement Reserves:	$0	$2,471	N/A	Maturity Date LTV:	67.3%
TI / LC:	$0	$15,591	N/A	UW NCF DSCR:	1.31x
Deferred Maintenance:	$22,500	$0	N/A	UW NOI Debt Yield:	9.8%
8th Floor Rent Reserve:	$729,537	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	100.0%	Loan Payoff	$69,812,848	93.1%
			Closing Costs(7)	3,482,596	4.6
			Upfront Reserves	1,042,326	1.4
			Return of Equity	662,231	0.9
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	The 347-363 Flushing Avenue Mortgage Loan (as defined below) is part of the 347-363 Flushing Avenue Whole Loan (as defined below), which is evidenced by six pari passu promissory notes with an aggregate principal balance of $75,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the 347-363 Flushing Avenue Whole Loan.
(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of June 6, 2025. Defeasance of the 347-363 Flushing Avenue Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) April 24, 2028. The assumed lockout of 25 payments is based on the expected BMO 2025-5C11 securitization closing date in June 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The 347-363 Flushing Avenue Property (as defined below) is comprised of (i) 79,164 square feet of office space (53.4% of NRA), (ii) 69,078 square feet of retail space (46.6% NRA), (iii) 171 sub-cellar parking spaces leased to Nagle Parking and (iv) 112 ground-level parking spaces (the “ODA Health Parking Space”). See “The Property” below for more information.
(5)	The 347-363 Flushing Avenue Property is 99.9% leased as of April 21, 2025. Four tenants located on the 8th floor totaling 13,931 square feet (9.4% of NRA; $669,537 of underwritten base rent; 9.6% of underwritten base rent) have executed leases, have taken possession of their respective spaces and have begun paying rent (with no termination options in any of the leases). The four tenants are responsible for completing their build-outs. At origination, the borrower reserved $729,537 equal to one year of rent in the aggregate for the related unoccupied spaces for these four tenants. Excluding these four tenant spaces, the 347-363 Flushing Avenue Property is 90.5% occupied.
(6)	The 347-363 Flushing Avenue Property was completed in 2023. Historical NOI prior to the Most Recent NOI period is not available. UW NOI is higher than Most Recent NOI due to the recent lease-up and stabilization of the 347-363 Flushing Avenue Property.
(7)	Closing Costs include an interest rate buy-down credit of $1,635,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

The Loan. The third largest mortgage loan (the “347-363 Flushing Avenue Mortgage Loan”) is part of a whole loan (the “347-363 Flushing Avenue Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal balance amount of $75,000,000. The 347-363 Flushing Avenue Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Notes A-4, A-5 and A-6, which have an aggregate outstanding principal balance as of the Cut-off Date of $50,500,000. The 347-363 Flushing Avenue Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a mixed-use multi-tenant office and retail property containing 148,242 square feet located in Brooklyn, New York (the “347-363 Flushing Avenue Property”). The 347-363 Flushing Avenue Whole Loan was co-originated on April 24, 2025 by SMC and BMO. The 347-363 Flushing Avenue Whole Loan has a five-year interest-only term accruing interest at a rate of 7.12000% per annum on an Actual/360 basis. The scheduled maturity date of the 347-363 Flushing Avenue Whole Loan is May 6, 2030.

The 347-363 Flushing Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust securitization. The relationship between the holders of notes evidencing the 347-363 Flushing Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 347-363 Flushing Avenue Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BMO 2025-5C11	Yes
A-2(1)	$15,000,000	$15,000,000	Starwood Mortgage Funding VII, LLC	No
A-3(1)	$9,500,000	$9,500,000	Starwood Mortgage Funding VII, LLC	No
A-4	$10,000,000	$10,000,000	BMO 2025-5C11	No
A-5	$10,000,000	$10,000,000	BMO 2025-5C11	No
A-6	$5,500,000	$5,500,000	BMO 2025-5C11	No
Whole Loan	$75,000,000	$75,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 347-363 Flushing Avenue Property is located in the Williamsburg neighborhood of Brooklyn, New York. The 347-363 Flushing Avenue Property was completed in 2023 and recently stabilized. The 347-363 Flushing Avenue Property development began as an assemblage of multiple contiguous parcels which the borrower sponsors began acquiring in 2015. Construction broke ground in 2018 but was delayed in 2020 at the onset of the COVID-19 pandemic, during which time all non-essential development projects were halted. The 347-363 Flushing Avenue Property was completed at a total cost of approximately $124,000,000. The 347-363 Flushing Avenue Property is 99.9% leased and 90.5% occupied as of April 21, 2025. Four tenants located on the 8th floor totaling 13,931 square feet (9.4% of NRA; $669,537 of underwritten base rent; 9.6% of underwritten base rent) have executed leases, have taken possession of their respective spaces and have begun paying rent (with no termination options in any of these leases). The four tenants are responsible for completing their build-outs. At origination, the borrower reserved $729,537 equal to one year of rent in the aggregate for the related unoccupied spaces. Excluding these four tenant spaces, the 347-363 Flushing Avenue Property is 90.5% occupied.

The 347-363 Flushing Avenue Property is leased to 55 tenants, with three floors of retail space, five floors of office space, a 15,100 square foot private unenclosed rooftop terrace and two levels of parking. Approximately 46.6% of the NRA is retail space, while 53.4% is office space. The retail component of the 347-363 Flushing Avenue Property consists of three levels of interior shop space on the cellar through third level, which is accessed via the main entrance, which opens into a central lobby with both elevator and escalator access. The retail is 100% leased to 24 tenants totaling 69,078 square feet, including a Kosher food court and 24,032 square feet of lower-level retail space leased to party and family entertainment company Hoopla, the second largest tenant at the 347-363 Flushing Avenue Property. Hoopla recently expanded from 5,532 square feet into the remaining 18,500 square foot lower-level space due to additional demand.

The office component totals 79,164 square feet and is 99.9% leased to approximately 31 tenants on floors four through eight, plus a 15,100 square foot private rooftop terrace. The office space is accessed via the elevators at the main entrance as well as a separate dedicated entrance at the eastern side of the 347-363 Flushing Avenue Property along Flushing Avenue at Kent Avenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

In addition to all other entrances to the 347-363 Flushing Avenue Property, ODA Health, the second largest tenant at the 347-363 Flushing Avenue Property, has its own private entrance at the corner of Flushing and Classon Avenues with elevator access to its space for use by both patients and employees, which also includes elevator service to and from both parking levels.

Also, in addition to the fourth floor space leased by ODA Health, ODA Health leases the ODA Health Parking Space, which totals 28,446 square feet and is currently striped for 112 parking spaces. ODA Health currently uses this space as executive parking and storage; however, the borrower sponsors are in the appeals process with the NYC Board of Standards and Appeals (“BSA”) to have the ODA Health Parking Space approved for office use. On April 1, 2025, the Community Board’s Land Use Committee voted unanimously to recommend approval of the application. Separate from the rent ODA Health pays for its 23,984 square feet of existing office space, ODA Health is required under its lease to pay rent of $1,564,569 per annum once the ODA Health Parking Space is approved by the BSA for office use. Until then, ODA Health receives a rent credit in the amount of $62,881 per month, or $754,569 per annum, for a net annual rent of $810,000 for the ODA Health Parking Space. ODA Health is responsible for 100% of the improvement costs for the build-out of the additional office space. ODA Health has a one-time right to terminate its lease on the ODA Health Parking Space on March 25, 2027, in the event that the borrower sponsors have not obtained the approvals necessary to change the use of this ODA Health Parking Space to office. The borrower sponsors estimate to receive full approval for the conversion by the fourth quarter of 2025.

In addition to the ODA Health Parking Space, the 347-363 Flushing Avenue Property has a sub-cellar parking level containing 171 spaces that is leased to Nagle Parking on a 10-year lease at $437,091 per annum that expires October 31, 2032.

The 347-363 Flushing Avenue Property benefits from a 25-year ICAP tax abatement through 2048, with a 30.26% office exemption with inflation protection for 25 years and a 69.74% retail exemption with inflation protection for 15 years. The ICAP provides for an annual abatement amount of approximately $2,470,315, which is applied as a credit to the borrower’s ongoing tax liability. If the ICAP tax abatement benefits are not maintained for the 347-363 Flushing Avenue Property at any time, the 347-363 Flushing Avenue Whole Loan will become fully recourse to borrower and borrower sponsors. The unabated taxes for the tax year 2025/2026 are $2,756,094 versus the underwritten taxes of $285,780.

Major Tenants.

Hoopla (24,032 square feet; 16.2% of NRA; 14.4% of Underwritten Base Rent): Hoopla is a private event and children’s party space offering a variety of arcade games, foam pits and educational activities. Hoopla caters primarily to the local neighborhood and demographic. Hoopla initially signed a lease for 5,532 square feet with a rent commencement date in June 2024 before executing a lease for an additional 18,500 square feet in March 2025 due to high demand. In the aggregate, Hoopla leases 24,032 square feet under two leases with expiration dates in June 2029. Hoopla has one, five-year renewal option as it relates to its 18,500 square foot expansion lease. Hoopla has no termination options.

ODA Health (23,984 square feet; 16.2% of NRA; 20.0% of Underwritten Base Rent): ODA Health is a not-for-profit primary healthcare network primarily focused on serving the local Jewish community. ODA Health leases the entire fourth floor totaling 23,984 square feet for orthopedic patient treatment services and medical offices for clinicians and therapists. According to the borrower sponsors, ODA Health invested approximately $10,000,000 in build-out costs on their space, which includes state-of-the-art therapy and treatment rooms, gyms and multiple therapy pools. ODA Health currently leases the ODA Health Parking Space, a 112-spot parking space on the first floor, currently utilized as executive parking and storage. ODA Health intends to convert the ODA Health Parking Space to additional office space in order to better suit its needs. Please see “The Property” for more information. Additionally, ODA Health has its own private entrance at the corner of Flushing and Classon Avenues with elevator access to its space for use by both patients and employees, which also includes elevator service to and from both parking levels. ODA Health operates under a lease with an expiration date in December 2032. ODA Health has three, five-year renewal options as it relates to its current office space. ODA Health has no termination options as it pertains to its office space. ODA Health has a one-time right to terminate its lease on the ODA Health Parking Space on March 25, 2027, in the event that the borrower sponsors have not obtained the approvals necessary to change the use of the ODA Health Parking Space to office. The borrower sponsors estimate to receive full approval for the conversion by the fourth quarter of 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

RE Tax Services (7,978 square feet; 5.4% of NRA; 5.1% of Underwritten Base Rent): RE Tax Services is a tax certiorari firm servicing all five boroughs of New York City. RE Tax Services handles all property tax requirements, assessments, abatements, reclassifications and exemptions, as well as general tax management, planning and real estate tax consultation. RE Tax Services leases 7,978 square feet under a lease that expires in December 2034. RE Tax Services has no renewal options or termination options.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 347-363 Flushing Avenue Property:

Top Ten Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Hoopla(3)	Retail	NR / NR / NR	24,032	16.2%	$41.90	$1,007,000	14.4%	6/14/2029
ODA Health(4)	Office	NR / NR / NR	23,984	16.2	$58.39	1,400,388	20.0	12/31/2032
RE Tax Services	Office	NR / NR / NR	7,978	5.4	$45.00	359,010	5.1	12/31/2034
Golden Gate Management/Public Valuations	Office	NR / NR / NR	6,541	4.4	$54.00	353,187	5.0	12/31/2034
Princess Boutique / LA pume(5)	Retail	NR / NR / NR	6,265	4.2	$44.22	277,014	4.0	10/31/2038
Food Court LLC	Retail	NR / NR / NR	4,608	3.1	$34.44	158,715	2.3	4/1/2038
Runway(6)	Retail	NR / NR / NR	3,984	2.7	$42.60	169,700	2.4	8/31/2028
Cornell Management(7)	Office	NR / NR / NR	3,779	2.5	$48.18	182,088	2.6	3/13/2035
Blue Sky Builders	Office	NR / NR / NR	3,493	2.4	$41.19	143,858	2.1	10/31/2033
Accupraise Valuations(8)	Office	NR / NR / NR	3,451	2.3	$50.00	172,560	2.5	3/31/2035
Top Ten Tenants			88,115	59.4%	$47.93	$4,223,519	60.3%

Non Top Ten Tenants			60,036	40.5%	$46.33	$2,781,413	39.7%

Occupied Collateral Total / Wtd. Avg.			148,151	99.9%	$47.28	$7,004,932	100.0%

Vacant Space			91	0.1%

Collateral Total			148,242	100.0%

(1)	Based on the underwritten rent roll dated April 21, 2025, with rent steps totaling $56,875 through December 2025.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Hoopla has one, five-year renewal option remaining.
(4)	ODA Health has three, five-year renewal options remaining.
(5)	Princess Boutique / LA pume has one, five-year renewal option remaining.
(6)	Runway has two, five-year renewal options remaining.
(7)	Cornell Management has an executed lease, has taken possession of its space and has begun paying rent (with no termination option). Cornell Management is responsible for completing its build-out. At origination, the borrower was required to deposit with the lender an amount equal to one year of rent for Cornell Management ($182,088).
(8)	Accupraise Valuations has an executed lease, has taken possession of its space and has begun paying rent (with no termination option). Accupraise Valuations is responsible for completing its build-out. At origination, the borrower was required to deposit with the lender an amount equal to one year of rent for Accupraise Valuations ($172,560).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

The following table presents certain information relating to the lease rollover schedule at the 347-363 Flushing Avenue Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	91	0.1%	NAP	NA	P	91	0.1%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		91	0.1%	$0	0.0%
2026	1	200	0.1	15,300	0.2		292	0.2%	$15,300	0.2%
2027	0	0	0.0	0	0.0		292	0.2%	$15,300	0.2%
2028	11	14,390	9.7	665,851	9.5		14,682	9.9%	$681,151	9.7%
2029	13	37,591	25.4	1,648,956	23.5		52,273	35.3%	$2,330,107	33.3%
2030	6	12,382	8.4	578,645	8.3		64,655	43.6%	$2,908,752	41.5%
2031	0	0	0.0	0	0.0		64,655	43.6%	$2,908,752	41.5%
2032	4	31,295	21.1	1,700,745	24.3		95,950	64.7%	$4,609,497	65.8%
2033	12	17,767	12.0	804,673	11.5		113,717	76.7%	$5,414,170	77.3%
2034	3	16,422	11.1	800,386	11.4		130,139	87.8%	$6,214,556	88.7%
2035	2	7,230	4.9	354,648	5.1		137,369	92.7%	$6,569,204	93.8%
2036 & Beyond	2	10,873	7.3	435,728	6.2		148,242	100.0%	$7,004,932	100.0%
Total	54	148,242	100.0%	$7,004,932	100.0%
(1)	Based on the underwritten rent roll dated April 21, 2025, with rent steps totaling $56,875 through December 2025.

The following table presents certain information with respect to the historical and current occupancy of the 347-363 Flushing Avenue Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
NAV	NAV	76.3%	99.9%
(1)	Historical occupancy prior to 2024 is not available as the 347-363 Flushing Avenue Property was built in 2023.
(2)	Current Occupancy is as of April 21, 2025.

Appraisal. According to the appraisal, the 347-363 Flushing Avenue Property had an “as-is” appraised value of $111,400,000 as of March 18, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$111,400,000	5.75%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated March 27, 2025, there was no evidence of any recognized environmental conditions at the 347-363 Flushing Avenue Property.

The Market. The 347-363 Flushing Avenue Property is located in Brooklyn, New York. According to the appraisal, the 347-363 Flushing Avenue Property is located within the North Brooklyn office and retail submarkets. As of the fourth quarter of 2024, the North Brooklyn office submarket had a vacancy rate of 16.0% and market rent of $45.96 per square foot. As of the fourth quarter of 2024, the North Brooklyn retail submarket had a vacancy rate of 3.1% and market rent of $54.53 per square foot. Within a one-, three- and five-mile radius of the 347-363 Flushing Avenue Property, the estimated 2024 population is 191,507, 1,317,143 and 2,922,900, respectively. Within the same radii, the estimated 2024 average annual household income is $98,575, $120,630 and $119,632, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

The following table presents certain information relating to the appraisal’s market rent conclusions for the 347-363 Flushing Avenue Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Interior Retail	$45.00	10	3.0% annually	$20.00
Typical Office	$50.00	10	3.0% annually	$40.00
Premium Office (ODA Health)	$55.00	10	3.0% annually	$40.00
Small Office (<300 SF)	$1,800/month	10	3.0% annually	$10.00
Cellar Retail	$40.00	10	3.0% annually	$20.00
Parking	$2,500/space	10	3.0% annually	None
(1)	Source: Appraisal.

The following table presents certain information with respect to the historical and underwritten cash flow of the 347-363 Flushing Avenue Property:

Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	PSF	%(3)
Base Rent	$3,937,920	$7,004,932	$47.25	90.8%
Vacant Income	0	12,000	0.08	0.2
Real Estate Tax Reimbursements	0	118,132	0.80	1.5
Operating Cost Reimbursements	375,723	581,174	3.92	7.5
Net Rental Income	$4,313,643	$7,716,238	$52.05	100.0%
(Vacancy/Credit Loss)	0	(540,137)	(3.64)	(7.0)
Other Income	30,462	105,000	0.71	1.4
Parking Income	0	1,247,091	8.41	16.2
Effective Gross Income	$4,344,105	$8,528,192	$57.53	110.5%

Real Estate Taxes	603,423	285,780	1.93	3.4
Insurance	124,753	161,105	1.09	1.9
Other Expenses	560,776	762,920	5.15	8.9
Total Expenses	$1,288,952	$1,209,804	$8.16	14.2%

Net Operating Income	$3,055,154	$7,318,388	$49.37	85.8%

Total TI/LC, CapEx/RR	0	214,951	1.45	2.5
Net Cash Flow	$3,055,154	$7,103,437	$47.92	83.3%
(1)	The 347-363 Flushing Avenue Property was completed in 2023. Historical operating history prior to the TTM is not available. UW NOI is higher than Most Recent NOI due to the recent lease-up and stabilization of the 347-363 Flushing Avenue Property.
(2)	TTM is as of February 28, 2025.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Borrower. The borrower is Flushing Condo Holdings LLC, a New York limited liability company and special purpose entity. The 0.5% member of the borrower is also a special purpose entity and has two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 347-363 Flushing Avenue Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Joseph Brunner and Abraham Mandel, who are the owners and operators of Bruman Realty. Bruman Realty is a privately owned real estate company with properties throughout the tri-state area. Its portfolio consists of multifamily, mixed-use, office, ecclesiastical sites, adaptive reuse, retail and industrial properties.

Property Management. The 347-363 Flushing Avenue Property is managed by Bruman Realty LLC, an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $142,890 for real estate taxes, (ii) $147,399 for insurance premiums, (iii) $729,537 for a rent reserve related to tenants not yet in occupancy on the eighth floor and (iv) $22,500 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $23,815.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $13,425.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,471 for replacement reserves (approximately $0.20 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $15,591 (approximately $1.26 per square foot annually) for tenant improvement and leasing commission reserves.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Event (as defined below), the borrower is required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related major tenant space.

Lockbox / Cash Management. The 347-363 Flushing Avenue Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 347-363 Flushing Avenue Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 347-363 Flushing Avenue Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 347-363 Flushing Avenue Mortgage Loan (unless the Sweep Event is a Major Tenant Trigger Event, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Major Tenant (as defined below) space). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 347-363 Flushing Avenue Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months; (iii) the occurrence of a Major Tenant Trigger Event (as defined below); or (iv) any period that the 347-363 Flushing Avenue does not benefit from the ICAP tax abatement.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters; (c) clause (iii) above, the Major Tenant Trigger Event is cured in accordance with the 347-363 Flushing Avenue Mortgage Loan documents; and (d) clause (iv) above, the lender’s receipt of satisfactory evidence that the 347-363 Flushing Avenue Property benefits from the ICAP tax abatement.

A “Major Tenant Trigger Event” will commence upon the date on which: (i) a default by such Major Tenant occurs under its lease, (ii) a Major Tenant goes dark or otherwise ceases operations at the 347-363 Flushing Avenue Property or any material portion thereof, or gives written notice of its intent to commence any of the foregoing, (iii) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding, (iv) a Major Tenant sublets any portion of its leased space, (v) a Major Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates its leased space at the 347-363 Flushing Avenue Property or any material portion thereof, or (vi) ODA terminates its lease on the ODA Health Parking Space.

A Major Tenant Trigger Event will terminate with regard to: (a) all sub-clauses mentioned above, if the related Major Tenant has extended its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (i), upon the related Major Tenant curing such default and no other default has occurred for two consecutive

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

calendar quarters; (c) clause (ii), upon the related Major Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters or the Major Tenant has rescinded its notice in writing to vacate its Major Tenant space; (d) clause (iii), when the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant, among other things, is discharged from bankruptcy in a manner satisfactory to lender; (e) clause (iv), the related Major Tenant has been re-assigned its space or there has been a termination of any applicable sublease, and the Major Tenant is in possession of all of related Major Tenant space, (f) clause (v), the related Major Tenant has rescinded such notice to terminate or cancel its lease, and (g) clause (v), (A) a re-tenanting event with respect to the ODA Health Parking Space has occurred pursuant to a lease with a minimum annual rent of $537,600 and a term of at least seven years and (B) the DSCR is at the time of the re-tenanting event equal to or greater than 1.25x.

A “Major Tenant” means ODA Health or any tenant otherwise occupying the space currently leased by ODA Health.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$48,600,000	Title:	Fee
Cut-off Date Principal Balance(1):	$48,600,000	Property Type - Subtype(4):	Various – Various
% of Pool by IPB:	7.0%	Net Rentable Area (SF):	324,588
Loan Purpose:	Acquisition	Location:	Dallas, TX
Borrower:	DLV TC Village, LP	Year Built / Renovated:	1969 / 2022
Borrower Sponsor:	A.D.D. Holdings, L.P.	Occupancy:	94.0%
Interest Rate:	6.87000%	Occupancy Date:	5/8/2025
Note Date:	5/13/2025	4th Most Recent NOI (As of)(5):	$7,010,146 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(5):	$7,079,408 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$9,755,299 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$9,984,993 (TTM 1/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	91.2%
Amortization Type:	Interest Only	UW Revenues:	$15,832,955
Call Protection(2):	L(24),D(32),O(4)	UW Expenses:	$5,583,005
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$10,249,951
Additional Debt(1):	Yes	UW NCF:	$9,854,635
Additional Debt Balance(1):	$35,400,000	Appraised Value / Per SF(6):	$158,400,000 / $488
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/20/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$259
Taxes:	$997,568	$199,514	N/A	Maturity Date Loan / SF:	$259
Insurance:	$70,768	$10,382	N/A	Cut-off Date LTV(6):	53.0%
Replacement Reserves:	$0	$5,899	N/A	Maturity Date LTV(6):	53.0%
TI / LC:	$0	$27,068	N/A	UW NCF DSCR:	1.68x
Other Reserves:	$2,235,687	Springing	N/A	UW NOI Debt Yield:	12.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$84,000,000	56.0%	Purchase Price(7)	$144,897,036	96.6%
Sponsor Equity	65,970,344	44.0	Upfront Reserves	3,304,023	2.2
			Closing Costs(8)	1,769,285	1.2
Total Sources	$149,970,344	100.0%	Total Uses	$149,970,344	100.0%
(1)	The Turtle Creek Village Mortgage Loan (as defined below) is part of the Turtle Creek Village Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $84,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Turtle Creek Village Whole Loan
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of July 6, 2025. Defeasance of the Turtle Creek Village Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 13, 2028. The assumed lockout of 24 payments is based on the expected BMO 2025-5C11 securitization closing date in June 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The Turtle Creek Village Properties (as defined below) are comprised of (i) 229,868 square feet of office space (70.8% of NRA) and (ii) 94,720 square feet of retail space (29.2% NRA). See “The Properties” below for more information.
(5)	Between 2019 and 2024, the seller of the Turtle Creek Village Properties undertook an approximately $7,300,000 capital improvement project within the office tower, which included a complete renovation of the office lobby, common area improvements and building systems. As a result of the ongoing capital improvement project, occupancy at the Turtle Creek Village Properties dropped from 95.8% in 2018 to a low of 82.7% as of December 2022 before re-stabilizing at the current occupancy of 94.0% as of May 8, 2025. The ongoing capital improvement plan negatively affected historical NOI at the Turtle Creek Village Properties.
(6)	The appraisal concluded an as-portfolio appraised value for the Turtle Creek Village Properties of $158,400,000. Although the Turtle Creek Village Properties are situated on one lot, the appraisal also provided individual appraised values for the separate retail and office components of $80,500,000 and $78,200,000, respectively. Aggregating the individual appraised values for the retail and office components would equate to a $158,700,000 appraised value, a 52.9% Cut-off Date LTV and a 52.9% Maturity Date LTV.
(7)	The presented Purchase Price reflects an original contract purchase price of $147,000,000 net of approximately $2,103,000 in seller credits for ongoing garage repairs, and outstanding tenant improvements and leasing commissions and free rent related to recent leasing.
(8)	Closing Costs include an interest rate buy-down credit of $840,000.

The Loan. The fourth largest mortgage loan (the “Turtle Creek Village Mortgage Loan”) is part of a whole loan (the “Turtle Creek Village Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $84,000,000. The Turtle Creek Village Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

balance as of the Cut-off Date of $48,600,000. The Turtle Creek Village Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a mixed-use multi-tenant office and retail property containing 324,588 square feet located in Dallas, Texas (the “Turtle Creek Village Properties”). The Turtle Creek Village Whole Loan was co-originated on May 13, 2025 by SMC and Morgan Stanley Bank, N.A. The Turtle Creek Village Whole Loan has a five-year interest-only term accruing interest at a rate of 6.87000% per annum on an Actual/360 basis. The scheduled maturity date of the Turtle Creek Village Whole Loan is June 6, 2030.

The Turtle Creek Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust securitization. The relationship between the holders of notes evidencing the Turtle Creek Village Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Turtle Creek Village Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$48,600,000	$48,600,000	BMO 2025-5C11	Yes
A-2(1)	$35,400,000	$35,400,000	Morgan Stanley Bank, N.A.	No
Whole Loan	$84,000,000	$84,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Turtle Creek Village Properties comprise a Class A, 324,588 square foot mixed-use development located in the Turtle Creek/Highland Park/Uptown submarket in Dallas, Texas. The Turtle Creek Village Properties consist of an 18-story, 229,868 square foot office tower, as well as four retail buildings totaling 94,720 square feet. The Turtle Creek Village Properties are situated approximately three miles north of downtown Dallas. The Turtle Creek Village Properties are 94.0% occupied as of May 8, 2025, with the office building being 94.2% occupied and the retail space being 93.5% occupied. The Turtle Creek Village Properties have a granular mix of 65 tenants in total. The Turtle Creek Village Office property represents approximately 63.3% of the underwritten base rent and the Turtle Creek Retail property represents approximately 36.7% of underwritten base rent.

The following table presents certain information relating to the Turtle Creek Village Properties:

Portfolio Summary(1)
Property Name	Year Built / Renovated	SF(2)	Occupancy %(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(4)	% of Appraised Value	Underwritten NOI	% of Underwritten NOI
Turtle Creek Village Retail	1969 / 2022	94,720	93.5%	$24,652,174	50.7%	$80,500,000	50.7%	$4,103,736	40.0%
Turtle Creek Village Office	1969 / 2022	229,868	94.2%	23,947,826	49.3%	78,200,000	49.3	6,146,215	60.0
Total/Wtd. Avg.		324,588	94.0%	$48,600,000	100.0%	$158,700,000	100.0%	$10,249,951	100.0%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 8, 2025.
(3)	The Turtle Creek Village Whole Loan documents do not permit the release of any of the Turtle Creek Village Properties.
(4)	Although the Turtle Creek Village Properties are situated on one lot, the appraisal provided individual appraised values for the separate retail and office components of $80,500,000 and $78,200,000, respectively. However, the appraisal concluded an as-portfolio appraised value for the Turtle Creek Village Properties of $158,400,000.

Originally built in 1969 and renovated most recently in 2022, the Turtle Creek Village Properties sit at the intersection of Oak Lawn Avenue and Blackburn Street, which provides access to Central Expressway, the Dallas North Tollway, Stemmons Freeway and the Katy Trail. The area surrounding the Turtle Creek Village Properties consists of uses such as The Crescent, American Airlines Center, The Ritz Carlton, The Mansion on Turtle Creek and the planned Four Seasons hotel/residences, which is expected to add 240 hotel rooms and 118 condo units to the area.

Origin Bank (12.5% of the Turtle Creek Village Office property NRA) is the largest office tenant, which occupies the top two floors of the office tower and has a bank branch on the first floor of the building with street frontage. Origin Bank has been at the Turtle Creek Village Properties since 2013 and recently renewed its lease for ten years through 2034. The remainder of the office tenancy is granular, with the majority of the tenants occupying less than 10,000 square feet and no tenant being more than 3.9% of the Turtle Creek Village Office property NRA. The retail space is anchored by a Tom Thumb grocery

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

store (June 2024 TTM sales of $1,041 per square foot) and World Market and includes a mix of high-end shops and restaurants that cater to the affluent submarket.

Major Tenants.

Origin Bank (28,689 square feet; 8.8% of NRA; 8.4% of Underwritten Base Rent): Origin Bank offers a broad range of financial services and currently operates more than 60 banking centers located throughout Texas, Louisiana, Mississippi, Alabama and Florida. Origin Bank occupies the two top floors of the Turtle Creek Office property and has a bank branch on the first floor. Additionally, Origin Bank installed building signage along the roofline of the 18-story Turtle Creek Office property in 2022. Origin Bank has been at the Turtle Creek Office property since 2013, renewed its lease in July 2023 and has a current lease expiration in April 2034. Origin Bank has two, five-year renewal options as it relates to its 7,188 square feet of expansion space. Origin Bank has no termination options.

Tom Thumb (22,081 square feet; 6.8% of NRA; 8.4% of Underwritten Base Rent): Tom Thumb is a chain of supermarkets in the Dallas-Fort Worth area. Tom Thumb has been at the Turtle Creek Retail property since 2015 and operates under a lease with an expiration date in May 2030. Tom Thumb reported sales of $22,982,432 over the trailing 12 months ending June 2024, which equates to $1,041 per square foot and an occupancy cost of 5.4%. Tom Thumb has six, 60-month renewal options remaining. Tom Thumb has no termination options.

World Market (17,000 square feet; 5.2% of NRA; 2.8% of Underwritten Base Rent): World Market is a national specialty retailer founded in San Francisco in 1958. World Market offers furniture, home décor and gifts in addition to an assortment of candy, international foods and beverages across 240 stores. World Market leases 17,000 square feet under a lease that expires in January 2028. World Market has no renewal options or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Turtle Creek Village Properties:

Top Ten Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occ. Cost	Lease Exp. Date
Origin Bank(3)	Office	NR / NR / NR	28,689	8.8%	$32.04	$919,196	8.4%	NAP	NAP	4/30/2034
Tom Thumb(4)(5)	Retail	NR / NR / NR	22,081	6.8	$41.80	922,986	8.4	$1,041	5.4%	5/31/2030
World Market	Retail	NR / NR / NR	17,000	5.2	$18.00	306,000	2.8	NAV	NAV	1/31/2028
Premier Office Centers, LLC(6)	Office	NR / NR / NR	12,623	3.9	$30.75	388,157	3.5	NAP	NAP	3/31/2029
Paceline Equity Partners, LLC(7)	Office	NR / NR / NR	12,465	3.8	$32.25	401,996	3.7	NAP	NAP	7/31/2029
Dorchester Minerals, LP(8)(9)	Office	NR / NR / NR	11,847	3.6	$28.50	337,640	3.1	NAP	NAP	2/28/2029
Allie Beth Allman & Associates(10)	Office	NR / NR / NR	9,695	3.0	$33.50	324,783	3.0	NAP	NAP	6/30/2029
The Bassett Firm, PC(11)	Office	NR / NR / NR	8,621	2.7	$30.95	266,820	2.4	NAP	NAP	4/30/2028
Cypress Point Wealth Management, LLC(12)	Office	NR / NR / NR	8,139	2.5	$30.58	248,919	2.3	NAP	NAP	2/28/2031
Tatum Brown Classic Home, LP(13)(14)	Office	NR / NR / NR	7,498	2.3	$33.92	254,313	2.3	NAP	NAP	1/31/2033
Top Ten Tenants			138,658	42.7%	$31.52	$4,370,809	39.8%

Non Top Ten Tenants			166,341	51.2%	$39.72	$6,607,385	60.2%

Occupied Collateral Total / Wtd. Avg.			304,999	94.0%	$35.99	$10,978,194	100.0%

Vacant Space			19,589	6.0%

Collateral Total			324,588	100.0%

(1)	Based on the underwritten rent roll dated May 8, 2025 with rent steps totaling $189,930 through January 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Origin Bank has two, five-year renewal options as it relates to its 7,188 square feet of space.
(4)	Tom Thumb has six, 60-month renewal options remaining.
(5)	Tom Thumb’s Sales PSF and Occ. Cost are based on the trailing 12 months ending June 2024.
(6)	Premier Office Centers, LLC has one, five-year renewal option remaining.
(7)	Paceline Equity Partners, LLC has one, five-year renewal option remaining.
(8)	Dorchester Minerals, LP has two, five-year renewal options remaining.
(9)	Dorchester Minerals, LP has the one-time right to terminate its lease effective February 28, 2026.
(10)	Allie Beth Allman & Associates has one, five-year renewal option remaining.
(11)	The Bassett Firm, PC has a one-time right to terminate its lease in November 2025 with 9 months’ notice.
(12)	Cypress Point Wealth Management, LLC has one, five-year renewal option remaining.
(13)	Tatum Brown Classic Home, LP has one, five-year renewal option remaining.
(14)	Tatum Brown Classic Home, LP subleases 2,124 square feet under a lease with rent equal to $33.92 per square foot to Morgan Farrow Designs, LLC. Of the 2,124 square feet subleased to Morgan Farrow Designs, LLC, 877 square feet are scheduled to expire in November 2029 and 1,247 square feet are scheduled to expire in January 2033. The rent due under the Tatum Brown Classic Home, LP lease was underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

The following table presents certain information relating to the lease rollover schedule at the Turtle Creek Village Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	19,589	6.0%	NAP	NAP	19,589	6.0%	NAP	NAP
2025 & MTM	6	17,160	5.3	$721,789	6.6%	36,749	11.3%	$721,789	6.6%
2026	7	16,704	5.1	635,228	5.8	53,453	16.5%	$1,357,017	12.4%
2027	8	14,051	4.3	668,971	6.1	67,504	20.8%	$2,025,987	18.5%
2028	10	51,396	15.8	1,683,317	15.3	118,900	36.6%	$3,709,304	33.8%
2029	14	80,557	24.8	2,732,065	24.9	199,457	61.4%	$6,441,369	58.7%
2030	4	28,046	8.6	1,124,857	10.2	227,503	70.1%	$7,566,226	68.9%
2031	4	18,646	5.7	689,035	6.3	246,149	75.8%	$8,255,261	75.2%
2032	6	28,900	8.9	1,197,219	10.9	275,049	84.7%	$9,452,480	86.1%
2033	2	12,891	4.0	424,192	3.9	287,940	88.7%	$9,876,672	90.0%
2034	1	28,689	8.8	919,196	8.4	316,629	97.5%	$10,795,867	98.3%
2035	2	2,470	0.8	138,500	1.3	319,099	98.3%	$10,934,367	99.6%
2036 & Beyond(2)	3	5,489	1.7	43,826	0.4	324,588	100.0%	$10,978,194	100.0%
Total	67	324,588	100.0%	$10,978,194	100.0%
(1)	Based on the underwritten rent roll dated May 8, 2025 with rent steps totaling $189,930 through January 2026.
(2)	Includes a 2,216 square foot conference center and a 1,984 square foot management office, to which no rent is attributed.

The following table presents certain information with respect to the historical and current occupancy of the Turtle Creek Village Properties:

Historical and Current Occupancy(1)(2)
2022	2023	2024	Current(3)
82.7%	88.2%	91.2%	94.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Between 2019 and 2024, the seller of the Turtle Creek Village Properties undertook an approximately $7,300,000 capital improvement project within the Turtle Creek Village Office property, which included a complete renovation of the office lobby, common area improvements and building systems. As a result of the ongoing capital improvement project, occupancy at the Turtle Creek Village Properties dropped from 95.8% in 2018 to a low of 82.7% as of December 2022 before re-stabilizing at the current occupancy of 94.0% as of May 8, 2025.
(3)	Current Occupancy is as of May 8, 2025.

Appraisal. According to the appraisal, the Turtle Creek Village Properties had an “as-is” appraised value of $158,400,000 as of March 20, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$158,400,000	7.00%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated March 24, 2025, there was no evidence of any recognized environmental conditions at the Turtle Creek Village Properties.

The Market. The Turtle Creek Village Properties are located in Dallas, Texas. According to the appraisal, the Turtle Creek Village Retail property is located within the Uptown retail submarket. As of the third quarter of 2024, the Uptown retail submarket had a vacancy rate of 7.9% and market rent of $35.14 per square foot. Additionally, the Turtle Creek Village Office property is located within the Uptown office submarket. As of the fourth quarter of 2024, the Uptown office submarket had a vacancy rate of 21.4% and market rent of $67.02 per square foot. Within a one-, three- and five-mile radius of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

Turtle Creek Village Properties, the estimated 2023 population is 39,921, 206,872 and 390,079, respectively. Within the same radii, the estimated 2023 average annual household income is $149,653, $140,502 and $131,205, respectively.

The following table presents certain information relating to the comparable anchor/junior anchor leases for the Turtle Creek Village Retail property:

Comparable Anchor/Junior Anchor Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Turtle Creek Village Retail 3838, 3848, 3858, 3878 & 3888 Oak Lawn Avenue Dallas, TX	1969 / 2022	94,720(2)	Tom Thumb(2) World Market(2)	22,081(2) 17,000(2)	$41.80(2) $18.00(2)	May-2015(2) Feb-2023(2)	15.1(2) 5.0(2)
Sprouts 2201 Virginia Parkway McKinney, TX	2024 / NAP	NAV	Sprouts Farmers Market	22,468	$37.95	Aug-2024	15.0
India Metro Hypermarket 1480 Independence Parkway McKinney, TX	2023 / NAP	NAV	India Metro Hypermarket	12,374	$36.00	Nov-2023	5.0
Sprouts Farmers Market 17795 Dallas Parkway Dallas, TX	2022 / NAP	NAV	Sprouts Farmers Market	19,954	$34.32	Oct-2023	15.0
Whole Foods 2500 McKinney Avenue Dallas, TX	2015 / NAP	NAV	Whole Foods	69,971	$34.32	Jul-2020	10.0
Boot Barn 13710 Dallas Parkway Dallas, TX	1997 / NAP	NAV	Boot Town	15,790	$18.00	May-2024	5.0
Spec’s 12425 South Freeway Burleson, TX	2024 / NAP	NAV	Spec’s Liquor	12,000	$33.00	Feb-2024	15.0
Denton Crossing 1400 & 1800 South Loop 288 Denton, TX	2004 / NAP	NAV	Nordstrom Rack	25,100	$26.00	Jul-2023	10.0
Grapevine Mills 3000 Grapevine Mills Parkway Grapevine, TX	1997 / NAP	NAV	Arhaus Furniture	23,257	$19.25	Mar-2023	10.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 8, 2025.

The following table presents certain information relating to the comparable inline leases for the Turtle Creek Village Retail property:

Comparable Inline Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Turtle Creek Village Retail 3838, 3848, 3858, 3878 & 3888 Oak Lawn Avenue Dallas, TX	1969 / 2022	94,720(2)	-	-	-	-	-
Knox Promenade 4447 North Central Expressway Dallas, TX	2004 / NAP	NAV	Bigger Better	1,500	$60.00	May-2024	3.0
Gaston Place 4201 Gaston Avenue Dallas, TX	1967 / NAP	NAV	Total by Verizon	2,000	$47.00	Oct-2024	5.0
Deep Ellum Mixed Use 3101 Commerce Street Dallas, TX	1986 / NAP	NAV	Bird Scooters	1,022	$70.00	Nov-2024	7.0
Knox Street Village 3104 Knox Street Dallas, TX	1930 / 2015	NAV	Ralph Lauren Home Stag	2,202 1,499	$93.00 $110.00	Mar-2023 May-2022	5.1 7.0
Prestonway Crossing 3900 Preston road Plano, TX	2023 / NAP	NAV	Confidential / In-Line	4,500	$52.00	Mar-2024	10.0
High Point Crossing 6401 Northwest Highway Dallas, TX	2018 / NAP	NAV	Mo Bettah’s	2,546	$46.00	Nov-2021	10.0
Uptown Plaza 2222 McKinney Avenue Dallas, TX	2005 / NAP	NAV	Pilates Studio	2,158	$50.00	Nov-2024	5.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 8, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

The following table presents certain information relating to the comparable office leases for the Turtle Creek Village Office property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Turtle Creek Village Office 3838 Oak Lawn Avenue Dallas, TX	1969 / 2022	229,868(2)	-	-	-	-	-
Park Place on Turtle Creek 2911 Turtle Creek Boulevard Dallas, TX	1986 / NAP	177,169	Highwire Capital	4,956	$31.00	Feb-2025	5.4
Parkside Tower 3500 Maple Avenue Dallas, TX	1985 / 2015	376,710	Hyperfuel	7,189	$30.00	Nov-2024	6.3
Turtle Creek Tower 3131 Turtle Creek Boulevard Dallas, TX	1972 / 2018	136,991	Flat Creek Capital Management	2,913	$31.50	May-2024	3.3
1920 McKinney Avenue 1920 McKinney Avenue Dallas, TX	2016 / NAP	66,865	Office User (Undisclosed)	3,498	$41.50	Jul-2023	7.0
3100 Monticello 3100 Monticello Avenue Dallas, TX	1983 / 2019	175,193	Not Disclosed	7,510	$34.00	Feb-2025	5.0
GuideStone 2401 Cedar Springs Road Dallas, TX	1989 / NAP	208,137	Undisclosed	5,000	$38.00	Apr-2024	5.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 8, 2025.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Turtle Creek Village Properties:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Inline Retail	$60.00	10	3.0% annually	$25.00
Anchor	$37.50	10	3.0% annually	$15.00
Junior Anchor	$25.00	10	3.0% annually	$15.00
Office	$34.00	10	3.0% annually	$30.00
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

The following table presents certain information with respect to the historical and underwritten cash flow of the Turtle Creek Village Properties:

Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM(2)	Underwritten	PSF	%(3)
Base Rent(4)	$8,548,190	$8,730,802	$9,966,382	$10,053,976	$10,978,194	$33.82	63.3%
Vacant Income	0	0	0	0	839,365	2.59	4.8
Reimbursements	3,500,953	3,894,986	5,175,289	5,235,115	5,332,683	16.43	30.7
Parking Income	139,950	111,484	134,321	143,697	143,697	0.44	0.8
Other Income	68,162	33,675	51,813	49,637	49,637	0.15	0.3
Net Rental Income	$12,257,255	$12,770,947	$15,327,805	$15,482,425	$17,343,575	$53.43	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,510,620)	(4.65)	(8.7)
Effective Gross Income	$12,257,255	$12,770,947	$15,327,805	$15,482,425	$15,832,955	$48.78	91.3%

Real Estate Taxes	2,578,243	2,540,569	2,311,856	2,310,075	2,325,439	7.16	14.7
Insurance	70,314	70,328	71,466	72,488	124,586	0.38	0.8
Other Expenses	2,598,552	3,080,642	3,189,185	3,114,869	3,132,980	9.65	19.8
Total Expenses	$5,247,109	$5,691,539	$5,572,507	$5,497,431	$5,583,005	$17.20	35.3%

Net Operating Income	$7,010,146	$7,079,408	$9,755,299	$9,984,993	$10,249,951	$31.58	64.7%

Total TI/LC, CapEx/RR	0	0	0	0	395,316	1.22	2.5
Net Cash Flow	$7,010,146	$7,079,408	$9,755,299	$9,984,993	$9,854,635	$30.36	62.2%
(1)	Between 2019 and 2024, the seller of the Turtle Creek Village Properties undertook an approximately $7,300,000 capital improvement project within the office tower, which included a complete renovation of the office lobby, common area improvements and building systems. As a result of the ongoing capital improvement project, occupancy at the Turtle Creek Village Properties dropped from 95.8% in 2018 to a low of 82.7% as of December 2022 before re-stabilizing at the current occupancy of 94.0% as of May 8, 2025. The ongoing capital improvement plan negatively affected historical Net Operating Income at the Turtle Creek Village Properties.
(2)	TTM is as of January 31, 2025.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Based on the underwritten rent roll dated May 8, 2025 with rent steps totaling $189,930 through January 2026.

The Borrower. The borrower is DLV TC Village, LP, a Texas limited partnership and special purpose entity. The 1.0% general partner of the borrower is also a special purpose entity and has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Turtle Creek Village Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is A.D.D. Holdings, L.P. A.D.D. Holdings, L.P. is controlled by Artemio De La Vega. Mr. De La Vega is the founder and CEO of De La Vega Development, a commercial real estate firm specializing in mixed-use developments. Mr. De La Vega has more than 25 years of experience in the real estate industry, with a focus on single-tenant, multi-tenant retail centers and mixed-use developments.

Property Management. The Turtle Creek Village Property is managed by Jones Lang LaSalle Americas, Inc.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $997,568 for real estate taxes, (ii) $70,768 for insurance premiums, (iii) $943,262 for outstanding tenant improvements and leasing commissions, (iv) $652,439 for planned garage repairs and (v) $639,985 for free rent.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $199,514.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $10,382.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $5,899 for replacement reserves (approximately $0.22 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $27,068 (approximately $1.00 per square foot annually) for tenant improvement and leasing commission reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

DSCR Trigger Account – At the borrower’s option to avoid triggering a DSCR Trigger Event (as defined below), within five business days of a DSCR Trigger Event and on each monthly payment date thereafter through and until the DSCR Trigger Event has been cured, the borrower may deposit with the lender $98,000 (the “DSCR Trigger Account Funds”), which amount will be transferred into an account to be held by the lender as additional collateral for the Turtle Creek Village Whole Loan. During the continuance of a DSCR Trigger Event, if TI/LC reserves are insufficient to cover any approved leasing costs, provided no event of default has occurred and is continuing, the lender will disburse to the borrower DSCR Trigger Account Funds for the payment of such leasing costs.

Lockbox / Cash Management. The Turtle Creek Village Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Trigger Event (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Turtle Creek Village Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Turtle Creek Village Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Turtle Creek Village Whole Loan.

A “Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Turtle Creek Village Whole Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.20x based on the trailing 12 months (a “DSCR Trigger Event”); or (iii) the occupancy at the Turtle Creek Village Properties falls below 75%.

A Trigger Event will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; (c) clause (iii) above, the occupancy at the Turtle Creek Village Properties is equal to or greater than 75% for two consecutive calendar quarters.

Notwithstanding the foregoing, no DSCR Trigger Event will be deemed to have occurred if the borrower deposits with the lender the DSCR Trigger Event Funds within five business days of the occurrence of the DSCR Trigger Event and continues to do so on each monthly payment date until such DSCR Trigger Event is cured.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Provided no Trigger Event or event of default has occurred and is continuing, the borrower is permitted to obtain the release of a two-story parking garage (the “Release Parcel”) that is no longer being utilized at the Turtle Creek Village Properties. The lender will permit the release of the Release Parcel, provided that certain conditions are satisfied, including, among other things, (a) no event of default or Trigger Event then exists, and (b) the lender’s receipt of evidence that: (i) the Release Parcel is a separate tax lot, (ii) the Turtle Creek Village Properties are compliant with all reciprocal easement agreements and (iii) the release is compliant with all REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$36,550,000	Title(2):	Fee
Cut-off Date Principal Balance:	$36,550,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	5.2%	Net Rentable Area (SF):	174,510
Loan Purpose:	Refinance	Location:	Epping, NH
Borrowers:	Waterstone Retail Epping, LLC and Waterstone Retail Epping Ground Tenant, LLC	Year Built / Renovated:	2011, 2012, 2015 / NAP
Borrower Sponsors:	Neal S. Shalom and Joshua R. Levy	Occupancy:	98.6%
Interest Rate:	6.87000%	Occupancy Date:	5/1/2025
Note Date:	5/8/2025	4th Most Recent NOI (As of):	$3,249,519 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of):	$3,291,001 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,332,616 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,345,295 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,578,433
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,179,820
Lockbox / Cash Management:	Soft Springing / Springing	UW NOI:	$3,398,613
Additional Debt:	No	UW NCF:	$3,302,632
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$52,550,000 / $301
Additional Debt Type:	NAP	Appraisal Date:	4/2/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$209
Taxes:	$355,640	$50,806	N/A	Maturity Date Loan / SF:	$209
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.6%
Replacement Reserves:	$0	$2,181	N/A	Maturity Date LTV:	69.6%
TI / LC:	$0	$5,817	N/A	UW NCF DSCR:	1.30x
Outstanding TI / LC:	$750,000	$0	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,550,000	100.0%	Loan Payoff	$32,119,537	87.9%
			Closing Costs(3)	2,057,969	5.6
			Return of Equity	1,266,854	3.5
			Upfront Reserves	1,105,640	3.0
Total Sources	$36,550,000	100.0%	Total Uses	$36,550,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The Brickyard Square Property (as defined below) is secured by the borrowers’ overlapping fee and leasehold interests.
(3)	Closing Costs include an interest rate buy-down credit of $1,298,390.

The Loan. The fifth largest mortgage loan (the “Brickyard Square Mortgage Loan”) is secured by a first mortgage lien on the borrowers’ overlapping fee and leasehold interests in a 174,510 square foot anchored retail center located in Epping, New Hampshire (the “Brickyard Square Property”). The Brickyard Square Mortgage Loan was originated on May 8, 2025 by Starwood Mortgage Capital LLC. The Brickyard Square Mortgage Loan has a five-year interest-only term accruing interest at a rate of 6.87000% per annum on an Actual/360 basis. The scheduled maturity date of the Brickyard Square Mortgage Loan is June 6, 2030.

The Property. The Brickyard Square Property is located in the Seacoast region of New Hampshire. The Brickyard Square Property is 98.6% leased as of May 1, 2025, and has averaged approximately 98.6% occupancy since 2020. The Brickyard Square Property is anchored by Marshalls (23,000 square feet; 13.2% NRA; 6.9% underwritten base rent) and the State of New Hampshire Liquor Commission (the “NH Liquor Outlet”) (12,000 square feet; 6.9% NRA; 7.2% underwritten base rent). Marshalls has been at the Brickyard Square Property since March 2012. Marshall’s most recent sales (as of year-end

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

2024) were approximately $492 per square foot, which was a 5.2% increase over the prior year’s sales. The State of New Hampshire Liquor Commission occupies an outparcel that was constructed in 2015 positioned at the edge of the Brickyard Square Property with frontage along State Route 101. As the State of New Hampshire mandates all alcohol sales through these state-run outlets, this location serves as a key anchor, attracting travelers heading to New Hampshire’s Seacoast region— including Portsmouth, Seabrook, and Hampton—approximately 15 miles to the east. Other major tenants at the Brickyard Square Property include Michael’s, Old Navy, PetSmart and O’Neil Cinemas. Additionally, the Brickyard Square Property is shadow anchored by a 76,452 square foot non-collateral corporate-owned grocer tenant, Market Basket.

The borrower sponsors developed the Brickyard Square Property in 2011, with two additional pad sites (leased to NH Liquor Outlet and The Beach Plum) developed in 2015. Additionally, the Brickyard Square Property is subject to a land condominium regime. There are two condominium units: Unit 1 (the Brickyard Square Property) and Unit 2 (non-collateral that is owned by Market Basket). The borrowers owns Unit 1 and a 70% undivided common interest in the common areas/voting rights, which provides the borrowers with blocking rights on all major decisions such as granting easements, imposing use restrictions, terminating the condominium, or amending the declaration or bylaws. The borrowers serve as the “Operator” of the condominium, which functions as the condominium association. The land condominium was formed in September 2009 for the purposes of developing the Market Basket store.

Major Tenants.

O’Neil Cinemas (29,577 square feet; 16.9% of NRA; 18.2% of Underwritten Base Rent): O’Neil Cinemas operates a 12-screen state-of the-art digital projection theater with tiered stadium seating, refreshments, extra wide seats, D-BOX and 3D movie capabilities. O’Neil Cinemas, which is on the northwest corner of the Brickyard Square Property, operates on a triple-net pad lease and owns its improvements. O’Neill Cinemas has been open at the Brickyard Square Property since 2012 and recently executed an early lease amendment that extended its lease term through October 2050. According to the borrower sponsors, O’Neil Cinemas is investing approximately $5,000,0000 ($417,000 per screen) into its space to modernize the theaters and add a restaurant/bar. The borrower sponsors are contributing a $750,000 towards the buildout which was reserved at origination. O’Neil Cinemas has four, five-year renewal options and no termination options. For the trailing 12 months ending December 2024, O’Neil Cinemas reported $2,431,806 in sales which equates to approximately $202,650 per screen.

Marshalls (23,000 square feet; 13.2% of NRA; 6.9% of Underwritten Base Rent): Marshalls is an American chain of off-price departments stores owned by TJX Companies, Inc. Marshall has over 1,230 stores across 49 states and Puerto Rico, and 61 stores in Canada. Marshalls has been a tenant at the Brickyard Square Property since 2012 and has a current lease expiration in January 2028. Marshalls has three, five-year renewal options and no termination options. For the trailing 12 months ending December 2024, Marshalls reported $11,318,259 in sales which equates to approximately $492 per square foot.

Michaels (16,832 square feet; 9.6% of NRA; 7.1% of Underwritten Base Rent): Michaels is an American arts and crafts retail chain. It is North America’s largest provider of arts, crafts, framing, floral and wall decor. Michaels has over 1,300 stores across 49 states and Canada. Michaels has been a tenant at the Brickyard Square Property since 2012 and has a current lease expiration in August 2028. Michaels has two, five-year renewal options and no termination options. Michaels is not required to report sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Brickyard Square Property:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF / Per Screen(3)	Occ. Cost(3)	Lease Exp. Date
O’Neil Cinemas(4)(5)	NR / NR / NR	29,577	16.9%	$20.70	$612,244	18.2%	$202,650	32.6%	10/31/2050
Marshalls(6)	A2 / A / NR	23,000	13.2	$10.00	230,000	6.9	$492	3.3%	1/31/2028
Michaels(7)	B2 / B- / NR	16,832	9.6	$14.25	239,856	7.1	NAV	NAV	8/31/2028
Old Navy(8)(9)	Ba3/ BB / NR	13,653	7.8	$18.75	255,994	7.6	$215	11.6%	4/30/2031
PetSmart(10)	Caa1 / B+ / NR	12,712	7.3	$17.50	222,460	6.6	NAV	NAV	5/31/2027
NH Liquor Commission(11)(12)	NR / NR / NR	12,000	6.9	$20.00	240,000	7.2	NAV	NAV	12/31/2035
Ulta Beauty(13)	NR / NR / NR	9,876	5.7	$20.00	197,520	5.9	NAV	NAV	2/28/2030
The Paper Store(14)(15)	NR / NR / NR	7,526	4.3	NAV(14)	NAV(14)	NAV(14)	$279	14.8%(14)	5/31/2028
Sleepy’s(16)	NR / NR / NR	6,311	3.6	$19.80	124,958	3.7	NAV	NAV	5/31/2028
Famous Footwear(17)(18)	NR / BB- / BB-	5,175	3.0	$19.50	100,913	3.0	$221	11.6%	9/30/2030
Top Ten Tenants		136,662	78.3%	$16.27	$2,223,944	66.3%

Non Top Ten Tenants		35,372	20.3%	$32.01	$1,132,430	33.7%

Occupied Collateral Total / Wtd. Avg.		172,034	98.6%	$19.51	$3,356,374	100.0%

Vacant Space		2,476	1.4%

Collateral Total		174,510	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2025 with rent steps totaling $164,618 through May 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF / Per Screen and Occ. Costs are based on the trailing 12 months ending December 2024.
(4)	O’Neil Cinemas operates on a triple-net pad lease and owns its own improvements.
(5)	O’Neil Cinemas has four, five-year renewal options remaining.
(6)	Marshalls has three, five-year renewal options remaining.
(7)	Michaels has two, five-year renewal options remaining.
(8)	Old Navy has one, five-year renewal option remaining.
(9)	Old Navy has the right to terminate its lease if sales for the period between May 2025 and April 2026 do not exceed $4,500,000 provided notice is given by July 31, 2026.
(10)	PetSmart has one, five-year renewal option remaining.
(11)	NH Liquor Commission has two, five-year renewal options remaining.
(12)	NH Liquor Commission has the right to terminate its lease in the event that state funds appropriated by the General Court of New Hampshire are not made available for the tenant.
(13)	Ulta Beauty has two, five-year renewal options remaining.
(14)	The Paper Store pays percentage rent which was equal and underwritten to $265,027 over the trailing 12 months ending February 2025. Occ. Cost for The Paper Store is calculated based on The Paper Store’s (i) percentage rent and (ii) underwritten reimbursements.
(15)	The Paper Store has one, five-year renewal option remaining.
(16)	Sleepy’s has one, five-year renewal option remaining.
(17)	Famous Footwear has two, five-year renewal options remaining.
(18)	Famous Footwear has the right to terminate its lease if sales for the period between May 2025 and April 2026 do not exceed $1,300,000 provided notice is given by July 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

The following table presents certain information relating to the lease rollover schedule at the Brickyard Square Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	2,476	1.4%	NAP	NA	P	2,476	1.4%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		2,476	1.4%	$0	0.0%
2026	1	1,540	0.9	45,938	1.4		4,016	2.3%	$45,938	1.4%
2027	5	19,087	10.9	435,533	13.0		23,103	13.2%	$481,471	14.3%
2028	8	63,840	36.6	921,720	27.5		86,943	49.8%	$1,403,191	41.8%
2029	2	6,591	3.8	214,012	6.4		93,534	53.6%	$1,617,203	48.2%
2030	3	19,607	11.2	461,583	13.8		113,141	64.8%	$2,078,786	61.9%
2031	1	13,653	7.8	255,994	7.6		126,794	72.7%	$2,334,780	69.6%
2032	0	0	0.0	0	0.0		126,794	72.7%	$2,334,780	69.6%
2033	1	1,139	0.7	36,251	1.1		127,933	73.3%	$2,371,031	70.6%
2034	0	0	0.0	0	0.0		127,933	73.3%	$2,371,031	70.6%
2035	1	12,000	6.9	240,000	7.2		139,933	80.2%	$2,611,031	77.8%
2036 & Beyond	2	34,577	19.8	745,344	22.2		174,510	100.0%	$3,356,374	100.0%
Total	24	174,510	100.0%	$3,356,374	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2025 with rent steps totaling $164,618 through May 2026.

The following table presents certain information with respect to the historical and current occupancy of the Brickyard Square Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
99.4%	99.5%	99.5%	98.6%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of May 1, 2025.

Appraisal. According to the appraisal, the Brickyard Square Property had an “as-is” appraised value of $52,550,000 as of April 2, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$52,550,000	6.50%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated April 7, 2025, there was no evidence of any recognized environmental conditions at the Brickyard Square Property.

The Market. The Brickyard Square Property is located in Epping, New Hampshire. According to the appraisal, the Brickyard Square Property is located within the Rockingham retail submarket. As of the fourth quarter of 2024, the Rockingham retail submarket had a vacancy rate of 1.7% and asking rent of $21.85 per square foot. Within a three-, five- and ten-mile radius of the Brickyard Square Property, the estimated 2024 population is 9,475, 21,626 and 101,723, respectively. Within the same radii, the estimated 2024 average annual household income is $150,550, $143,487 and $145,720, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

The following table presents certain information relating to the comparable retail leases for the Brickyard Square Property.

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Type	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Brickyard Square 24 Calef Highway Epping, NH	2011, 2012, 2015 / NAP	174,510(2)	-	-	-	-	-	-
19 Gurnet Road 19 Gurnet Road Brunswick, ME	1996 / NAP	29,000	Movie Theater	Quoted – Available	29,000	$10.00- $12.00	-	-
440 Middlesex Road 440 Middlesex Road Tyngsborough, MA	1987 / 2013	39,474	Movie Theater	AMC	39,474	$13.23	Apr-2025	5.0
Confidential Greater Boston Region, MA	2000, 2001, 2009, 2020, 2023 / NAP	350,000	Movie Theater	Confidential	93,000	$17.58	Current	30.0
Manchester Run Shopping Center 1045 & 1046-1051 South Willow Street Manchester, NH	1993, 2013 / NAP	64,850	Retail > 20,000 SF	O’Reilly Auto Parts	20,720	$16.75	May-2023	15.0
301 Maine Mall Road 301 Maine Mall Road South Portland, ME	1986 / NAP	20,442	Retail > 20,000 SF	Boot Barn	20,442	$16.00	Jun-2024	10.0
Webster Square 254, 256-268, 270 & 274 Daniel Webster Highway Nashua, NH	1988, 1991 / NAP	218,675	Retail - 10,000 - 20,000 SF	Boot Barn	14,190	$15.50	May-2023	10.0
Fort Eddy Plaza 20-76 Fort Eddy Road Concord, NH	1979 / NAP	175,000	Retail - 10,000 - 20,000 SF Retail - Inline Retail - Inline	Confidential Confidential Confidential	13,271 2,000 3,045	$23.00 $32.00 $26.93	May-2024 Sep-2023 Aug-2024	10.0 10.0 5.0
1 Silver Fox Lane 1 Silver Fox Lane Raymond, NH	2024 / NAP	6,925	Retail - Inline Retail - Inline Retail - Inline	Verizon Domino’s Feel Good Industry	1,530 1,525 1,670	$37.65 $35.00 $36.50	Jan-2024 Jan-2024 Apr-2025	10.0 5.0 10.0
North End Shops at Livingston Park 545 & 555 Hooksett Road Manchester, NH	1987 / NAP	50,000	Retail - Inline Retail - Inline	Bert’s Better Beers ConvenientMD	3,200 3,200	$16.38 $29.00	Mar-2024 Jul-2023	5.0 7.0
Confidential Exeter, NH	1955, 2009 / NAP	90,000	Retail - Inline Retail - Inline	Confidential Confidential	7,496 2,387	$16.00 $20.00	Feb-2025 Sept-2024	5.0 5.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2025.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Brickyard Square Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Movie Theater	$18.00	10.0	10% every five years	$35.00
Retail (Anchor) > 20,000 SF	$16.50	10.0	10% every five years	$35.00
Retail (Anchor)- 10,000 - 20,000 SF	$20.00	10.0	10% every five years	$35.00
Retail – Inline	$35.00	10.0	10% every five years	$35.00
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

The following table presents certain information with respect to the underwritten cash flow of the Brickyard Square Property:

Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	PSF	%(2)
Base Rent	$3,147,024	$3,248,611	$3,225,952	$3,241,965	$3,191,757	$18.29	67.1%
Rent Steps(3)	0	0	0	0	164,618	0.94	3.5
Vacant Income	0	0	0	0	86,660	0.50	1.8
Reimbursements	989,383	993,010	972,872	1,046,466	1,046,466	6.00	22.0
Percentage Rent	309,098	300,217	285,111	265,027	265,027	1.52	5.6
Net Rental Income	$4,445,505	$4,541,838	$4,483,934	$4,553,458	$4,754,527	$27.25	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(237,726)	(1.36)	(5.0)
Other Income	3,236	429	1,632	1,632	61,632	0.35	1.3
Effective Gross Income	$4,448,741	$4,542,267	$4,485,566	$4,555,090	$4,578,433	$26.24	96.3%

Real Estate Taxes	519,652	538,714	523,268	587,510	565,447	3.24	12.4
Insurance	73,407	104,068	114,968	114,298	91,241	0.52	2.0
Other Expenses	606,162	608,483	514,714	507,988	523,132	3.00	11.4
Total Expenses	$1,199,221	$1,251,265	$1,152,951	$1,209,795	$1,179,820	$6.76	25.8%

Net Operating Income	$3,249,520	$3,291,002	$3,332,615	$3,345,295	$3,398,613	$19.48	74.2%

TI/LC	0	0	0	0	69,804	0.40	1.5
CapEx/RR	0	0	0	0	26,177	0.15	0.6
Net Cash Flow	$3,249,520	$3,291,002	$3,332,615	$3,345,295	$3,302,633	$18.93	72.1%
(1)	TTM is as of February 28, 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Rent steps underwritten through May 2026.

The Borrowers. The borrowers are Waterstone Retail Epping, LLC and Waterstone Retail Epping Ground Tenant, LLC, each a Delaware limited liability company and special purpose entity. The borrowers have one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brickyard Square Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Neal S. Shalom and Joshua R. Levy, principals of Waterstone Properties Group, Inc (“Waterstone”). Waterstone is an owner and operator of real estate including office, residential, medical, warehouse, logistical, data center, mixed-use and retail developments. Waterstone’s portfolio includes 53 properties across 15 states. Waterstone has extensive experience in development, leasing, marketing, construction, finance and property management.

Property Management. The Brickyard Square Property is managed by Waterstone, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $355,640 for real estate taxes and (ii) $750,000 for outstanding tenant improvements and leasing commissions.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $50,806.

Insurance Escrows – Insurance escrows are waived provided, among other conditions, the Brickyard Square Property is covered by an acceptable blanket policy (which is currently maintained).

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $2,181 for replacement reserves (approximately $0.15 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow $5,817 (approximately $0.40 per square foot annually) for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

Outstanding TI/LC Reserve – At origination, the borrowers deposited $750,000 for tenant improvement and leasing commission owed to O’Neil Cinemas.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Event (as defined below), the borrowers are required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related Major Tenant (as defined below) space.

Trigger Avoidance Reserve – To delay the commencement of a Sweep Event Period (as defined below) resulting from a DSCR Trigger Event (as defined below) and/or a Major Tenant Trigger Event, the borrowers have the option to deposit into escrow $937,000 in them of cash or an acceptable letter of credit (the “Initial Trigger Avoidance Deposit”). On an annual basis, the borrowers have the option to deposit into escrow an additional sum of $937,000 to continue delaying the commencement of a DSCR Trigger and/or a Major Tenant Event Period (the “Annual Trigger Avoidance Deposit”).

Short Notice Major Tenant Reserve – With respect to any Major Tenant whose lease does not obligate said Major Tenant to give notice to extend its lease until two hundred 270 days prior to the date of such lease’s termination, the borrowers may deposit into escrow $234,500 to reduce the date on which such Major Tenant is required to have renewed or extended the term of its lease from 12 months prior to the date on which such lease is then scheduled to terminate, to 270 days prior to the date on which such lease is then scheduled to terminate.

Lockbox / Cash Management. The Brickyard Square Mortgage Loan is structured with a soft springing lockbox and springing cash management. The borrowers are required to deposit all rents into a lockbox account. Prior to the occurrence of a Sweep Event Period (as defined below), all amounts deposited into the lockbox account will be transferred to an account designated for the borrowers. Upon the occurrence of a Sweep Event Period, the borrowers are required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brickyard Square Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brickyard Square Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Brickyard Square Mortgage Loan (unless the Sweep Event Period is caused by a Major Tenant Trigger Event, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Major Tenant space). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Brickyard Square Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months (a “DSCR Trigger Event”) subject to the borrowers’ right to deposit the Initial Trigger Avoidance Deposit and//or the Annual Trigger Avoidance Deposit, as applicable, (iii) the occurrence of a Major Tenant Trigger Event, subject to the borrowers’ right to deposit the Initial Trigger Avoidance Deposit and//or the Annual Trigger Avoidance Deposit, as applicable; or (iv) commencing on or after June 6, 2029, the date on which the net cash flow debt yield is less than 9.5%.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; (c) clause (iii) above, the termination of the Major Tenant Trigger Event; and (d) clause (iv) above, the Brickyard Square Mortgage Loan is repaid in full.

A “Trigger Avoidance Deposit Period” means the period commencing upon the making of any Initial Trigger Avoidance Deposit and ending upon the subsequent cure of the applicable DSCR Trigger Event and/or Major Tenant Trigger Event.

A “Major Tenant Trigger Event” will commence upon the date on which: (i) a default by such Major Tenant occurs under its lease, (ii) unless the lease related to a Credit Tenant Lease (as defined below), a Major Tenant goes dark, vacates or otherwise ceases operations at the Brickyard Square Property or fails to be open for business during customary business hours, or gives notice of its intent to commence any of the foregoing, (iii) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding, (iv) unless the lease related to a Credit Tenant Lease, a Major Tenant sublets any of its leased space, other than in connection with a Credit Tenant Lease, (v) a Major Tenant terminates its lease, gives notice of its intent to terminate its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

lease at the Brickyard Square Property, or (vi) a Major Tenant fails to renew or extend its lease for a term of at least five years at least 12 months prior to the then-current expiration date under its lease (or, with respect to any Short Notice Major Tenant (as defined below), in the event that Borrower has made a deposit equal to $234,500, two hundred 270 days) prior to the date on which such lease is then scheduled to terminate).

A Major Tenant Trigger Event will terminate with regard to: (a) all sub-clauses mentioned above, if the related Major Tenant or a satisfactory replacement tenant has extended or executed its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (i), upon the related Major Tenant curing such default; (c) clause (ii), upon the related Major Tenant resuming its customary business operations at its leased space for at least three consecutive calendar months; (d) clause (iii), when the bankruptcy or insolvency proceeding has terminated satisfactorily to the lender and the lease for the related Major Tenant is assumed or affirmed in such proceeding; (e) clause (iv), there has been a termination of any applicable sublease, and the Major Tenant is in possession of all of related Major Tenant space; (f) clause (v), the related Major Tenant has rescinded such notice to terminate or cancel its lease; or (g) all sub-clauses mentioned above, if the DSCR, assuming the most current rent roll (excluding any income from (x) any Major Tenant then causing a Major Tenant Trigger Event and (y) any tenant lease having a co-tenancy clause tied to any such Major Tenant that is violated or triggered) annualized over the greater of (i) underwritten expenses of $1,179,706 or (ii) the actual trailing 12 months’ expenses, is at least 1.30x.

A “Major Tenant” means Marshall’s, Michaels or O’Neil Cinemas or any replacement tenant otherwise occupying 10,000 square feet or more of space currently leased by such tenants.

A “Short Notice Major Tenant” means any lease to a Major Tenant, which Major Tenant is not obligated to give notice to extend its lease until 270 days prior to the date on which such lease is schedule to terminate.

A “Credit Tenant Lease” means any lease to a Major Tenant that is rated BBB- or better by S&P or its equivalent by Fitch or Moody’s. Currently, only Marshall’s lease qualifies as a Credit Tenant Lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Brickyard Square Mortgage Loan is secured by the overlapping fee and leasehold interests of the borrowers. The Brickyard Square Property is subject to a ground lease between the co-borrowers that is scheduled to expire on June 4, 2115, with ground rent of $10 for the entire ground lease term which has been paid in full. The Brickyard Square Mortgage Loan is fully recourse to the borrowers and guarantors if the ground lease terminates or expires for any reason during the term of the Brickyard Square Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$34,800,000	Title:	Fee
Cut-off Date Principal Balance:	$34,800,000	Property Type – Subtype:	Multifamily - Various
% of IPB:	5.0%	Net Rentable Area (Units):	91
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrowers:	Flatiron-Williamsburg Property Group I LLC and Flatiron-Williamsburg Property Group II LLC	Year Built / Renovated(3):	Various / Various
Borrower Sponsors:	Dr. Robert J. Ancona, Steven J. Ancona and Morris A. Sutton	Occupancy:	93.4%
Interest Rate:	6.75000%	Occupancy Date:	4/25/2025
Note Date:	5/1/2025	4th Most Recent NOI (As of):	$2,485,558 (12/31/2022)
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of):	$2,626,503 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,616,829 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,741,957 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$4,036,006
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,032,473
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,003,533
Additional Debt:	No	UW NCF:	$2,970,205
Additional Debt Balance:	NAP	Appraised Value / Per Unit(4):	$58,700,000 / $645,055
Additional Debt Type:	NAP	Appraisal Date(4):	3/26/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$382,418
Taxes:	$121,887	$19,546	N/A	Maturity Date Loan / Unit:	$382,418
Insurance:	$52,975	$13,244	N/A	Cut-off Date LTV(4):	59.3%
Replacement Reserves:	$0	$2,470	N/A	Maturity Date LTV(4):	59.3%
Deferred Maintenance:	$40,975	$0	N/A	UW NCF DSCR:	1.25x
TI / LC Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	8.6%
Other Reserves(2):	$280,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,800,000	100.0%	Loan Payoff	$27,733,766	79.7%
			Principal Equity Distribution	4,978,804	14.3
			Closing Costs	1,591,593	4.6
			Upfront Reserves	495,837	1.4
Total Sources	$34,800,000	100.0%	Total Uses	$34,800,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Other Reserves consist of (i) an upfront deposit of $100,000 into a rent concession reserve with respect to the commercial tenant at the 146 Wythe Avenue Property, (ii) an upfront deposit of $100,000 into a reserve account for renovations at the 436 Graham Avenue Property, (iii) an upfront deposit of $80,000 into a reserve account for tenant improvements at the 146 Wythe Avenue Property and (iv) springing monthly deposits into the lease sweep reserve.
(3)	See “Portfolio Summary” below.
(4)	Represents the “as portfolio” appraised value of the Williamsburg Multifamily Portfolio Properties (as defined below), which reflects a portfolio premium of approximately 3% over the aggregate “As-Is” Appraised Values of the individual Williamsburg Multifamily Portfolio Properties. The aggregate of the “As-Is” Appraised Values of the Williamsburg Multifamily Portfolio Properties as of the appraisals dated March 26, 2025 is $57,070,000, which results in a Cut-off Date LTV and Maturity Date LTV of 61.0% each.

The Loan. The sixth largest mortgage loan (the “Williamsburg Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in a 12 property, 91-unit multifamily portfolio located in Brooklyn, New York (the “Williamsburg Multifamily Portfolio Properties”). The Williamsburg Multifamily Portfolio Mortgage Loan was originated on May 1, 2025 by Bank of Montreal. The Williamsburg Multifamily Portfolio Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $34,800,000, has a five-year term, accrues interest at a fixed rate of 6.75000% per annum on an Actual/360 basis and is interest-only for the loan term. The scheduled maturity date of the Williamsburg Multifamily Portfolio Mortgage Loan is May 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

The Properties. The Williamsburg Multifamily Portfolio Properties are comprised of 12 mid/low-rise multifamily properties totaling 91 units located in Brooklyn, New York. As of April 25, 2025, the Williamsburg Multifamily Portfolio Properties were 93.4% occupied.

The 21 Judge Street property benefits from a 15-year, 421-a tax exemption that is scheduled to expire on June 30, 2027. In connection with the tax exemption, all 15 units at the 21 Judge Street property are subject to rent regulations. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Multifamily Rental Properties” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the Williamsburg Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occ.(2)	Allocated Mortgage Loan Amount (“ALA”)	% of ALA	% of UW NOI(2)	Appraised Value(1)
146 Wythe Avenue	Brooklyn, NY	1910 / NAP	6	83.3%	$4,760,000	13.7%	14.8%	$7,800,000
21 Judge Street	Brooklyn, NY	2009 / NAP	15	93.3%	$4,330,000	12.4%	8.8%	$7,100,000
81 Olive Street	Brooklyn, NY	1920 / NAP	9	100.0%	$4,090,000	11.8%	12.5%	$6,700,000
113 North 8th Street	Brooklyn, NY	1910 / NAP	9	100.0%	$3,290,000	9.5%	10.4%	$5,400,000
90 Berry Street	Brooklyn, NY	1900 / NAP	8	100.0%	$3,050,000	8.8%	9.4%	$5,000,000
436 Graham Avenue	Brooklyn, NY	1920 / 1999	4	50.0%	$2,670,000	7.7%	3.1%	$4,400,000
429 Graham Avenue	Brooklyn, NY	1928 / 2011	4	100.0%	$2,620,000	7.5%	8.2%	$4,300,000
14 Judge Street	Brooklyn, NY	1920 / NAP	8	100.0%	$2,560,000	7.4%	8.4%	$4,200,000
29 Orient Avenue	Brooklyn, NY	1920 / NAP	6	100.0%	$2,350,000	6.8%	7.5%	$3,850,000
24 Skillman Avenue	Brooklyn, NY	1930 / NAP	8	87.5%	$2,260,000	6.5%	7.4%	$3,700,000
792 Metropolitan Avenue	Brooklyn, NY	1930 / NAP	6	100.0%	$1,720,000	4.9%	5.5%	$2,820,000
137 North 8th Street	Brooklyn, NY	1900 / NAP	8	87.5%	$1,100,000	3.2%	3.8%	$1,800,000
Total/ Wtd. Avg			91	93.4%	$34,800,000	100.0%	100.0%	$58,700,000(3)
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated April 25, 2025.
(3)	Represents the “as portfolio” appraised value of the Williamsburg Multifamily Portfolio Properties, which reflects a portfolio premium of approximately 3% over the aggregate “As-Is” Appraised Values of the individual Williamsburg Multifamily Portfolio Properties. The aggregate of the “As-Is” Appraised Values of the Williamsburg Multifamily Portfolio Properties as of the appraisals dated March 26, 2025 is $57,070,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

The following table presents certain information relating to the multifamily unit mix at the Williamsburg Multifamily Portfolio Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(2)	Average Monthly Market Rent Per Unit
146 Wythe Avenue
Studio	2	33.3%	2	100.0%	650	$3,500	$3,410
2BD/1BA	2	33.3%	2	100.0%	800	$3,900	$4,300
2BD/1BA - Rent Stabilized	1	16.7%	0	0.0%	800	$0	$0
3BD/1BA	1	16.7%	1	100.0%	1,100	$4,897	$5,300
Property Total / Wtd Avg.	6	100.0%	5	83.3%	800	$3,939	$3,453
21 Judge Street
Studio	8	53.3%	7	87.5%	572	$2,700	$3,150
1BD/1BA	3	20.0%	3	100.0%	750	$3,245	$3,700
2BD/1BA	4	26.7%	4	100.0%	975	$3,215	$5,000
Property Total / Wtd Avg.	15	100.0%	14	93.3%	715	$2,964	$3,753
81 Olive Street
1BD/1BA	1	11.1%	1	100.0%	850	$3,250	$3,500
3BD/1BA	7	77.8%	7	100.0%	950	$4,660	$5,000
4BD/1BA	1	11.1%	1	100.0%	1,100	$4,250	$6,100
Property Total / Wtd Avg.	9	100.0%	9	100.0%	956	$4,458	$4,956
113 North 8th Street
1BD/1BA	4	44.4%	4	100.0%	335	$3,013	$3,000
2BD/1BA	4	44.4%	4	100.0%	568	$3,875	$4,300
3BD/1BA	1	11.1%	1	100.0%	1,137	$5,600	$4,300
Property Total / Wtd Avg.	9	100.0%	9	100.0%	528	$3,683	$3,722
90 Berry Street
2BD/1BA	7	87.5%	7	100.0%	850	$4,235	$4,500
2BD/1BA – Rent Controlled	1	12.5%	1	100.0%	850	$234	$627
Property Total / Wtd Avg.	8	100.0%	8	100.0%	850	$3,735	$4,016
436 Graham Avenue
4BD/1BA	4	100.0%	2	50.0%	1,123	$6,725	$7,088
Property Total / Wtd Avg.	4	100.0%	2	50.0%	1,123	$6,725	$7,088
429 Graham Avenue
2BD/1BA	4	100.0%	4	100.0%	609	$3,813	$3,900
Property Total / Wtd Avg.	4	100.0%	4	100.0%	609	$3,813	$3,900
14 Judge Street
Studio	1	12.5%	1	100.0%	450	$2,765	$2,700
1BD/1BA	1	12.5%	1	100.0%	550	$3,400	$3,400
2BD/1BA	3	37.5%	3	100.0%	630	$3,658	$3,900
2BD/1BA - Rent Stabilized	1	12.5%	1	100.0%	630	$645	$645
3BD/1BA	1	12.5%	1	100.0%	1,100	$4,300	$5,000
3BD/2BA – Rent Stabilized	1	12.5%	1	100.0%	810	$5,424	$5,266
Property Total / Wtd Avg.	8	100.0%	8	100.0%	679	$3,439	$3,589
29 Orient Avenue
2BD/1BA	6	100.0%	6	100.0%	668	$3,971	$3,900
Property Total / Wtd Avg.	6	100.0%	6	100.0%	668	$3,971	$3,900
24 Skillman Avenue
1BD/1BA	2	25.0%	2	100.0%	580	$3,600	$3,400
2BD/1BA	5	62.5%	5	100.0%	594	$3,625	$3,600
2BD/1BA - Rent Stabilized	1	12.5%	0	0.0%	604	$0	$0
Property Total / Wtd Avg.	8	100.0%	7	87.5%	592	$3,618	$3,100
792 Metropolitan Avenue
1BD/1BA	6	100.0%	6	100.0%	650	$3,142	$3,300
Property Total / Wtd Avg.	6	100.0%	6	100.0%	650	$3,142	$3,300
137 North 8th Street
2BD/1BA	3	37.5%	3	100.0%	593	$4,370	$4,300
2BD/1BA – Rent Stabilized	5	62.5%	4	80.0%	593	$547	$769
Property Total / Wtd Avg.	8	100.0%	7	87.5%	593	$2,186	$2,093
Portfolio Total / Wtd Avg.	91	100.0%	85	93.4%	719	$3,575	$3,788
(1)	Based on the underwritten rent rolls dated April 25, 2025.
(2)	Average Monthly Rent Per Unit is based on occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

Appraisals. According to the appraisals, the Williamsburg Multifamily Portfolio Properties had an aggregate “as-is” appraised value of $57,070,000 as of March 26, 2025. The table below shows such “as-is” appraised value of each individual Williamsburg Multifamily Portfolio Property. In addition, according to the portfolio appraisal, the Williamsburg Multifamily Portfolio Properties had a portfolio appraised value of $58,700,000 as of March 26, 2025, which reflects a portfolio premium of approximately 3% over the aggregate “as-is” appraised values of the individual Williamsburg Multifamily Portfolio Properties.

Williamsburg Multifamily Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
146 Wythe Avenue	$7,800,000	5.50%
21 Judge Street	$7,100,000	4.00%
81 Olive Street	$6,700,000	5.50%
113 North 8th Street	$5,400,000	5.50%
90 Berry Street	$5,000,000	5.50%
436 Graham Avenue	$4,400,000	5.50%
429 Graham Avenue	$4,300,000	5.50%
14 Judge Street	$4,200,000	5.75%
29 Orient Avenue	$3,850,000	5.50%
24 Skillman Avenue	$3,700,000	5.75%
792 Metropolitan Avenue	$2,820,000	5.50%
137 North 8th Street	$1,800,000	5.75%
Total / Wtd. Avg.	$57,070,000	5.36%
Portfolio Appraised Value	$58,700,000	5.20%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated between March 28, 2025 and April 2, 2025, there were no recognized environmental conditions at any of the Williamsburg Multifamily Portfolio Properties.

The following table presents certain information relating to the historical and current multifamily occupancy of the Williamsburg Multifamily Portfolio Properties:

Historical and Current Occupancy(1)
	2021	2022	2023	2024	Current(2)
Williamsburg Multifamily Portfolio	90.1%	90.1%	91.2%	92.3%	93.4%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current occupancy represents occupancy as of the underwritten rent rolls dated April 25, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Williamsburg Multifamily Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2024	T-12 2/28/2025	U/W	Per Unit	%(1)
Gross Potential Rent - Multifamily	$3,724,654	$3,703,422	$3,854,108	$42,353	90.1%
Gross Potential Rent - Commercial	0	0	425,305	4,674	9.9
Gross Potential Rent	$3,724,654	$3,703,422	$4,279,413	$47,027	100.0%
(Vacancy / Credit Loss)	0	0	(248,448)	(2,730)	(5.8)
Net Rental Income	$3,724,654	$3,703,422	$4,030,966	$44,296	94.2%
Other Income(2)	0	0	5,040	55	0.1
Effective Gross Income	$3,724,654	$3,703,422	$4,036,006	$44,352	94.3%

Real Estate Taxes	223,655	223,529	307,278	3,377	7.6
Insurance	210,598	189,023	151,356	1,663	3.8
Management Fee(3)	229,896	111,103	121,080	1,331	3.0
Utilities	197,023	188,431	192,700	2,118	4.8
Repairs & Maintenance	235,029	240,334	155,134	1,705	3.8
Payroll & Benefits	0	0	85,200	936	2.1
General & Administrative	11,625	9,045	19,725	217	0.5
Total Expenses	$1,107,825	$961,465	$1,032,473	$11,346	25.6%

Net Operating Income	$2,616,829	$2,741,957	$3,003,533	$33,006	74.4%
Replacement Reserves	0	0	29,642	326	0.7
Replacement Reserves	0	0	3,686	41	0.1
Net Cash Flow	$2,616,829	$2,741,957	$2,970,205	$32,640	73.6%
(1)	The % column represents percentage of Gross Potential Rent for all revenue line items and percentage of Effective Gross Income for the remainder of the fields.
(2)	Other Income is comprised of storage income.
(3)	Underwritten to 3.0% of Effective Gross Income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

The Market. The Williamsburg Multifamily Portfolio Properties are located in the Williamsburg neighborhood of Brooklyn, New York. According to the appraisals, all of the Williamsburg Multifamily Portfolio Properties are located within the Kings County submarket of the New York Metro market. As of the first quarter of 2025, the Kings County submarket had a total inventory of 475,704 units, a vacancy rate of 2.0%, net absorption of 8,912 and an effective monthly rent per unit of $2,890.

The following table presents certain information relating to the demographics of the Williamsburg Multifamily Portfolio Properties:

Demographic Summary(1)
		2024 Population			2024 Average Household Income
Property Name	Location	0.25-Mile	0.5-Mile	1-Mile	0.25-Mile	0.5-Mile	1-Mile
146 Wythe Avenue	Brooklyn, NY	7,918	25,636	127,148	$226,227	$221,523	$165,021
21 Judge Street	Brooklyn, NY	9,183	28,746	116,568	$144,468	$143,890	$144,214
81 Olive Street	Brooklyn, NY	7,693	21,935	100,623	$140,547	$147,407	$147,533
113 North 8th Street	Brooklyn, NY	8,722	28,044	131,356	$224,099	$220,994	$166,150
90 Berry Street	Brooklyn, NY	9,252	31,404	134,786	$219,301	$217,047	$165,263
436 Graham Avenue	Brooklyn, NY	9,202	34,901	114,086	$200,108	$181,432	$159,468
429 Graham Avenue	Brooklyn, NY	9,202	34,901	114,086	$200,108	$181,432	$159,468
14 Judge Street	Brooklyn, NY	8,285	28,003	120,029	$143,953	$142,879	$142,533
29 Orient Avenue	Brooklyn, NY	9,323	26,069	106,969	$152,930	$149,214	$148,460
24 Skillman Avenue	Brooklyn, NY	10,332	41,012	158,547	$210,326	$180,879	$155,069
792 Metropolitan Avenue	Brooklyn, NY	10,874	33,256	120,160	$164,615	$155,537	$146,821
137 North 8th Street	Brooklyn, NY	9,252	31,404	134,786	$219,301	$217,047	$165,263
Williamsburg Multifamily Portfolio	Brooklyn, NY	8,286	28,003	120,029	$143,953	$142,879	$142,533
(1)	Source: Appraisals.

The Borrowers. The borrowers are Flatiron-Williamsburg Property Group I LLC and Flatiron-Williamsburg Property Group II LLC, each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Williamsburg Multifamily Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Dr. Robert J. Ancona, Steven J. Ancona and Morris A. Sutton. Dr. Robert J. Ancona is the founder and president of Flatiron Real Estate Advisors, a real estate management, investment and development company established in 2000. Flatiron Real Estate Advisors currently has approximately 1.2 million square feet under management, spanning approximately 50 properties and approximately 750 units which are mostly residential, and include office, retail, industrial, and community facility properties.

Steven J. Ancona and certain affiliated entities were subject to bankruptcy proceedings, which were initially filed as a Chapter 11 bankruptcy petition in 2014 and were converted to a Chapter 7 liquidation case in 2017. The Chapter 7 case was fully administered and closed on April 8, 2020. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Williamsburg Multifamily Portfolio Properties are managed by Flatiron Real Estate Advisors LLC, a borrower-affiliated management company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

Escrows and Reserves. At origination of the Williamsburg Multifamily Portfolio Mortgage Loan, the borrowers deposited approximately (i) $121,887 into a reserve account for real estate taxes, (ii) $52,975 into a reserve account for insurance premiums, (iii) $40,975 into a reserve account for deferred maintenance, (iv) $100,000 into a reserve account for free rent concessions, (v) $100,000 into a reserve account for required repairs at the 436 Graham Avenue Property, and (vi) $80,000 into a reserve account for tenant improvements at the 146 Wythe Avenue Property.

Tax Escrows – On a monthly basis, the borrowers are required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $19,546).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit into an insurance reserve 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies over the next-ensuing 12-month period (initially estimated to be approximately $13,244).

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $2,470 into a replacement reserve.

TI/LC Reserves – On a monthly basis during the occurrence of a Trigger Period (as defined below), the borrowers are required to deposit approximately $2,470 into a TI/LC reserve.

Lockbox / Cash Management. The Williamsburg Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Within 30 days of the first occurrence of a Trigger Period, the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrowers or the property manager into such lockbox. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred on each business day to the borrower’s operating account, so long as no Trigger Period exists. If a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the Williamsburg Multifamily Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Williamsburg Multifamily Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Williamsburg Multifamily Portfolio Mortgage Loan. Upon the cessation of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Williamsburg Multifamily Portfolio Mortgage Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Williamsburg Multifamily Portfolio Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.10x for two consecutive calendar quarters (the “DSCR Trigger Event”) and (iii) the commencement of a Lease Sweep Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Williamsburg Multifamily Portfolio Mortgage Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters and (z) with regard to clause (iii) above, the earlier to occur of (a) the end of such Lease Sweep Period and (b) the date that the lender has determined that the debt service coverage ratio (without giving any credit to any rents received from any Lease Sweep Lease (as defined below) or replacement lease) is at least 1.25x for two consecutive calendar quarters. In the event of a Trigger Period occurring solely as the result of a DSCR Trigger Event, and so long as no event of default or other Trigger Period is then continuing, the borrowers will have the option of posting with the lender either (i) cash or (ii) an acceptable letter of credit, in an amount equal to the Trigger Event Deposit (as defined below), within 20 business days of borrowers’ receipt of written notice of the occurrence of such DSCR Trigger Event (the “Trigger Suspension Deposit”). Upon borrowers’ satisfaction of the conditions set forth in the preceding sentence (i.e. depositing with the lender the Trigger Suspension Deposit), the Trigger Period occurring solely as a result of the DSCR Trigger Event will be suspended for a period of 12 months (the “Trigger Suspension Period”). Following the borrowers’ timely posting of the Trigger Suspension Deposit, and so long as no event of default or other Trigger Period is then continuing, borrowers will thereafter have the option of extending the existing Trigger Suspension Period for an additional 12 month period so long as within 10 business

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

days of the termination of the existing Trigger Suspension Period, the borrowers post with the lender either (i) cash or (ii) an acceptable letter of credit, in an amount equal to the Trigger Event Deposit. Promptly following the expiration of any such Trigger Period, all deposits made as a result of a Trigger Period will be returned to the borrowers.

A “Lease Sweep Period” means a period (A) commencing upon the earliest of (i) with respect to each Lease Sweep Lease, the earlier to occur of (a) twelve (12) months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease, (b) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) and (c) the date that any tenant under a Lease Sweep Lease gives written notice of its intention not to renew or extend its Lease Sweep Lease, (ii) the receipt by the borrowers or property manager of written notice from any tenant under a Lease Sweep Lease exercising any right to terminate its Lease Sweep Lease, (iii) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrowers or property manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date), (iv) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) in its Lease Sweep Space at the 146 Wythe Avenue Property (or any material portion thereof) or vacates or cease occupying its Lease Sweep Space at the 146 Wythe Avenue Property (or any material portion thereof) or gives notice that it intends to do any of the foregoing, (v) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period and (vi) the occurrence of an insolvency proceeding in connection with any Lease Sweep Lease tenant; and (B) expiring upon the first to occur of (I) in the case of clauses (A)(i), (A)(ii), (A)(iii), (A)(iv) and (A)(v) above, the space subject to the applicable Lease Sweep Lease is leased pursuant to one or more qualified leases as set forth in the Williamsburg Multifamily Portfolio Mortgage Loan documents, (II) in the case of clause (A)(ii) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant, (III) in the case of clause (A)(iv) above, the applicable tenant under the Lease Sweep Lease has re-commenced operations at its Lease Sweep Space at the 146 Wythe Avenue Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for a period of six consecutive months following such cure, (IV) in the case of clause (A)(v) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure and (V) in the case of clause (i)(vi) above, either (a) the applicable Lease Sweep tenant party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

A “Lease Sweep Lease” means (i) the space occupied by Dolly’s Swing and Dive LLC or (ii) any renewal or replacement lease with respect to all or a portion of the demised space under the Dolly’s Swing and Dive LLC lease or any other applicable Lease Sweep Lease.

The “Trigger Event Deposit” means the amount which, when added to the annual debt service due under the Williamsburg Multifamily Portfolio Mortgage Loan for the trailing 12 calendar months, as calculated by the lender, results in the debt service coverage ratio at the Williamsburg Multifamily Portfolio Properties (based on the trailing 12 calendar months, as calculated by the lender) being at least 1.10x.

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,250,000	Title:	Fee
Cut-off Date Principal Balance:	$33,250,000	Property Type - Subtype(2):	Retail – Anchored
% of Pool by IPB:	4.8%	Net Rentable Area (SF)(2):	32,159
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Dale Retail LLC and Dale Garage LLC	Year Built / Renovated:	2014 / NAP
Borrower Sponsor:	El Ad US Holding, Inc.	Occupancy:	100.0%
Interest Rate:	6.45000%	Occupancy Date:	4/30/2025
Note Date:	5/8/2025	4th Most Recent NOI (As of):	$2,418,012 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of):	$2,510,248 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,640,285 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,688,411 (TTM 3/31/2025)
Original Amortization:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$3,184,400
Call Protection:	L(24),D(30),O(6)	UW Expenses:	$410,163
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,774,237
Additional Debt:	No	UW NCF:	$2,754,187
Additional Debt Balance:	NAP	Appraised Value / Per SF(3):	$48,600,000 / $1,511
Additional Debt Type:	NAP	Appraisal Date:	3/21/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(3):	$1,034
Taxes:	$34,105	$5,684	N/A	Maturity Date Loan / SF(3):	$1,034
Insurance:	$14,789	$3,697	N/A	Cut-off Date LTV:	68.4%
Replacement Reserves:	$0	$1,671	N/A	Maturity Date LTV:	68.4%
TI / LC:	$0	$0	N/A	UW NCF DSCR:	1.27x
Deferred Maintenance:	$108,906	$0	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,250,000	96.0%	Loan Payoff	$31,870,301	92.0%
Sponsor Equity	1,373,360	4.0	Closing Costs(4)	2,595,259	7.5
			Upfront Reserves	157,800	0.5
Total Sources	$34,623,360	100.0%	Total Uses	$34,623,360	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The One West End Retail Property (as defined below) is comprised of (i) one retail condominium unit with 32,159 square feet of NRA and (ii) two parking condominium units which total 68,090 square feet and provide capacity for 275 cars. See “The Property” below for more information.
(3)	Appraised Value Per SF, Cut-off Date Loan / SF and Maturity Date Loan / SF are calculated using the 32,159 square feet of retail condominium unit NRA. Inclusive of the 68,090 square feet within the parking condominium units, Appraised Value Per SF, Cut-off Date Loan / SF and Maturity Date Loan / SF are $485, $332 and $332, respectively.
(4)	Closing Costs include an interest rate buy-down credit of $1,730,000.

The Loan. The seventh largest mortgage loan (the “One West End Retail Mortgage Loan”) is secured by a first mortgage lien on the borrowers’ fee interest in a three-unit retail and parking condominium containing 32,159 square feet located in New York, New York (the “One West End Retail Property”). The One West End Retail Mortgage Loan was originated on May 8, 2025 by Starwood Mortgage Capital LLC. The One West End Retail Mortgage Loan has a five-year interest-only term accruing interest at a rate of 6.45000% per annum on an Actual/360 basis. The scheduled maturity date of the One West End Retail Mortgage Loan is June 6, 2030.

The Property. The One West End Retail Property is located in the Lincoln Square neighborhood of New York, New York. The One West End Retail Property is 100% leased and is anchored by a Morton Williams grocery store.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

The retail portion of the One West End Retail Property features 32,159 square feet across three commercial units, including Morton Williams (91.8% NRA; 91.3% underwritten base rent), a day care, Star A Kidz (5.4% NRA; 4.9% underwritten base rent) and a café, Common Address (2.7% NRA; 3.7% underwritten base). The below-grade parking garage contains space for 275 cars across 68,090 square feet and is 100% leased to iPark through 2031.

Above the One West End Retail Property is the One West End residential condominium which includes 246 luxury residential condominium units (the “Residential Units”) completed in 2017. One West End (inclusive of the collateral One West End Retail Property and the non-collateral Residential Units) is a 42-story award-winning mixed-used condominium designed by architects, Pelli Clarke Pelli, and was developed by the borrower sponsor and Silverstein Properties.

In 2019, shortly after completion of the development at One West End, the borrower sponsor acquired the One West End Retail Property from its partnership with Silverstein Properties for $51,000,000. Since acquisition, the borrower sponsor has contributed roughly $3,700,000 toward tenant improvements for Morton Williams. Additionally, according to the borrower sponsor, Morton Williams contributed $6,400,000 of its own capital to its build-out.

The One West End Retail Property benefits from a 20-year 421-a tax abatement through 2039, with a (i) 100% exemption through the 2030/2031 tax year, (ii) 80% exemption through the 2032/2033 tax year, (iii) 60% exemption through the 2034/2035 tax year, (iv) 40% exemption through the 2036/2037 tax year and (v) 20% exemption through the 2038/2039 tax year before phasing out completely. The unabated taxes for the tax year 2025/2026 are $2,627,029 versus the underwritten taxes of $68,211.

If the 421-a tax abatement benefits are not maintained for the One West End Retail Property at any time, the One West End Retail Mortgage Loan will become recourse to the borrowers and borrower sponsors for losses incurred as a result of the 421-a tax abatement benefits not being maintained at the One West End Retail Property. Additionally, commencing on June 6, 2028 until the date the One West End Retail Mortgage Loan is repaid in full, the One West End Retail Mortgage Loan will become recourse in an amount equal to $8,312,500 to the borrowers and borrower sponsor.

Major Tenants.

Morton Williams (29,535 square feet; 91.8% of NRA; 91.3% of Underwritten Base Rent): Morton Williams is a family-owned food retailer with sixteen stores in the New York metropolitan area. Morton Williams opened for business at the One West End Retail Property in 2019 under a lease that runs through December 2043. Morton Williams’ lease includes 10% rental increases every five years and a 4% percentage rent on annual sales over $22,800,000. Morton Williams build-out cost over $10,000,000 with approximately $3,700,000 provided by the borrower sponsor and approximately $6,400,000 invested by Morton Williams. In 2024, Morton Williams did approximately $19,715,538 in sales equating to approximately $668 per square foot. Morton Williams has two, five-year renewal options and no termination options, except that Morton Williams does have the right to terminate its lease if Morton Williams is assessed a penalty of $750,000 or more (or $200,000 or more during the last two years of its lease term) by the City of New York for violating a local New York City law. The One West End Retail Mortgage Loan will become fully recourse for the full One West End Retail Mortgage Loan amount to the borrowers and borrower sponsor during any period of time commencing on the date of delivery of a notice by Morton Williams that it is terminating its lease pursuant to such termination option and ending on the date that the lender has (x) received a satisfactory written request from the borrowers to be released from such full recourse period and (y) sent the borrowers a written confirmation that the lender has determined borrowers have satisfied the conditions to be released from the full recourse period. In addition, the borrowers are obligated under the One West End Mortgage Loan documents to pay all costs associated with curing any violation by Morton Williams that could give rise to the foregoing termination option.

Star A Kidz (1,745 square feet; 5.4% of NRA; 4.9% of Underwritten Base Rent): Star A Kidz is a daycare center. Star A Kidz operates under a lease with an expiration date in March 2034. Star A Kidz has no renewal options and no termination options. Star A Kidz has completed its build-out, accepted its space and began paying rent in November 2024 but is not yet open for business. The borrower sponsor expects the daycare to be operational in the third quarter of 2025.

Common Address (879 square feet; 2.7% of NRA; 3.7% of Underwritten Base Rent): Common Address is a café. Common Address operates under a lease that expires in March 2032. Common Address has no renewal options or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

Garage Tenant.

iPark (275 car capacity): iPark was founded in 1962 and is the largest, privately held owner-operator of garages and parking lots in the state of New York with over 140 locations. iPark operates under a lease that runs through February 2031 with no renewal options or termination options. iPark pays a current annual base rent of $742,630 which equates to approximately $225 per parking space per month. The iPark lease also includes percentage rent of 50% over a breakpoint of $1,485,260. iPark also has a sublease agreement for 100 parking spaces with Hertz, which runs from January 2025 to January 2030. Hertz’s rent is paid directly to iPark and counts toward their gross sale figure and is therefore calculated in iPark’s percentage rent calculation. Hertz pays iPark a current base rent of $648,000 which equates to $540 per space per month. iPark’s sales for the trailing twelve months ending March 2025 were approximately $1.7 million.

The following table presents certain information relating to the tenants (of which, certain tenants may have co-tenancy provisions) at the One West End Retail Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF(3)	Occ. Costs(3)	Lease Exp. Date
Morton Williams(4)	NR / NR / NR	29,535	91.8%	$68.90	$2,035,000	91.3%	$668	10.6%	12/1/2043
Star A Kidz(5)	NR / NR / NR	1,745	5.4	$63.13	110,160	4.9	NAV	NAV	3/1/2034
Common Address	NR / NR / NR	879	2.7	$94.14	82,750	3.7	NAV	NAV	3/1/2032
Top Tenants		32,159	100.0%	$69.28	$2,227,910	100.0%

Occupied Collateral Total / Wtd. Avg.		32,159	100.0%	$69.28	$2,227,910	100.0%

Vacant Space		0	0.0%

Collateral Total		32,159	100.0%

(1)	Based on the underwritten rent roll dated April 30, 2025.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occ. Costs are as of the trailing twelve months ending December 2024.
(4)	Morton Williams has two, five-year renewal options remaining.
(5)	Star A Kidz has completed its build-out, accepted its space and has begun paying rent in November 2024 but is not yet open for business. The borrower sponsor expects the daycare to be operational in the third quarter of 2025.

The following table presents certain information relating to the lease rollover schedule at the One West End Retail Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	1	879	2.7	82,750	3.7		879	2.7%	$82,750	3.7%
2033	0	0	0.0	0	0.0		879	2.7%	$82,750	3.7%
2034	1	1,745	5.4	110,160	4.9		2,624	8.2%	$192,910	8.7%
2035	0	0	0.0	0	0.0		2,624	8.2%	$192,910	8.7%
2036 & Beyond	1	29,535	91.8	2,035,000	91.3		32,159	100.0%	$2,227,910	100.0%
Total	3	32,159	100.0%	$2,227,910	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

The following table presents certain information with respect to the historical and current occupancy of the One West End Retail Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
94.5%	100.0%	100.0%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of April 30, 2025.

Appraisal. According to the appraisal, the One West End Retail Property had an “as-is” appraised value of $48,600,000 as of March 21, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$48,600,000	5.50%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated March 31, 2025 (the “ESA”), there was no evidence of any recognized environmental conditions at the One West End Retail Property. The ESA did identify the following CREC: the base parcel was previously subject to completed remedial action, conducted concurrently with the site's redevelopment, to address impacts to soil, fill and groundwater beneath the parcel. The environmental consultant concluded that there is no further action required at this time; however, as a result of the prior activities, the One West End Retail Property remains subject to a recorded restrictive covenant that imposes specific conditions on its future use and development. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The One West End Retail Property is located in New York, New York. According to the appraisal, the One West End Retail Property is located within the Columbus Circle retail submarket. As of the fourth quarter of 2024, the Columbus Circle retail submarket had a vacancy rate of 3.3% and market rent of $110.06 per square foot. Within a one-, three- and five-mile radius of the One West End Retail Property, the estimated 2024 population is 156,973, 1,243,539 and 2,538,759, respectively. Within the same radii, the estimated 2024 average annual household income is $208,050, $174,570 and $156,099, respectively.

The following table presents certain information relating to the comparable large retail leases for the One West End Retail Property:

Comparable Large Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
One West End Retail 15 West End Avenue New York, NY	2014 / NAP	32,159(2)	Morton Williams(2)	29,535(2)	$68.90(2)	May-2018(2)	25.6(2)
Lincoln Market 650 West 42nd Street New York NY	1999 / NAP	887,879	Lincoln Market	35,809	$60.00	Sep-2025	20.0
Cocoon 408 Columbus Avenue New York, NY	1986 / NAP	172,965	Cocoon	13,849	$110.00	Nov-2024	12.0
Classic Car Club 645 West 11th Avenue New York, NY	1940 / 2004	75,000	Classic Car Club	50,000	$69.00	Sep-2024	20.0
NAV 639 West 46th Street New York, NY	1940 / 2014	25,100	NAV	25,100	$56.00	Jun-2024	6.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

The following table presents certain information relating to the comparable Freedom Place South retail leases for the One West End Retail Property:

Comparable Freedom Place South Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
One West End Retail 15 West End Avenue New York, NY	2014 / NAP	32,159(2)	Star A Kidz(2)	1,745(2)	$63.13(2)	Dec-2023(2)	10.0(2)
Confidential 408 West 56th Street New York, NY	NAV / NAP	9,370	Confidential	790	$75.95	Dec-2024	10.0
NAV 228 West 75th Street New York, NY	1887 / NAP	4,100	NAV	900	$86.66	Jun-2024	1.0
NAV 22 West 66th Street New York, NY	1995 / NAP	55,339	NAV	2,750	$74.18	Mar-2024	NAV
Pet Story 120 Riverside Boulevard New York, NJ	2004 / NAP	297,199	Pet Story	2,000	$65.00	Mar-2024	10.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 30, 2025.

The following table presents certain information relating to the comparable West 60th Street retail leases for the One West End Retail Property:

Comparable West 60th Street Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
One West End Retail 15 West End Avenue New York, NY	2014 / NAP	32,159(2)	Common Address(2)	879(2)	$94.14(2)	Apr-2022(2)	10.0(2)
Nirvana Designs 1875 Broadway New York, NY	1987 / NAP	136,958	Nirvana Designs	1,532	$97.91	Dec-2024	0.3
Confidential 408 West 56th Street New York, NY	NAV / NAP	9,370	Confidential	790	$75.95	Dec-2024	10.0
NAV 228 West 75th Street New York, NY	1887 / NAP	4,100	NAV	900	$86.66	Jun-2024	1.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 30, 2025.

The following table presents certain information relating to the appraisal’s market rent conclusions for the One West End Retail Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Large Retail	$80.00	20.0	Varies	$20.00
Small Retail – West 60th Street	$95.00	10.0	3.0% annually	$50.00
Parking(2)	$25.44	10.0	Varies	None
Small Retail – Freedom Place South	$80.00	10.0	3.0% annually	$50.00
(1)	Source: Appraisal.
(2)	The appraisal concluded a rate of $525 per parking space per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

The following table presents certain information with respect to the historical and underwritten cash flows of the One West End Retail Property:

Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	PSF(2)	%(3)
Base Rent	$1,868,000	$1,956,333	$2,132,753	$2,160,338	$2,227,910	$22.22	67.9%
Parking Revenue	700,000	717,500	721,000	721,000	742,630	7.41	22.6
Expense Recoveries	22,363	38,808	49,417	51,125	51,125	0.51	1.6
Percentage Rent(4)	103,156	123,787	63,275	82,308	261,222	2.61	8.0
Net Rental Income	$2,693,519	$2,836,428	$2,966,445	$3,014,770	$3,282,887	$32.75	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(98,487)	(0.98)	(3.1)
Effective Gross Income	$2,693,519	$2,836,428	$2,966,445	$3,014,770	$3,184,400	$31.76	97.0%

Real Estate Taxes	65,089	69,617	66,161	66,743	68,211	0.68	2.1
Insurance	36,349	37,712	28,532	25,718	44,366	0.44	1.4
Other Expenses	174,069	218,851	231,466	233,899	297,587	2.97	9.3
Total Expenses	$275,508	$326,180	$326,159	$326,359	$410,163	$4.09	12.5%

Net Operating Income	$2,418,012	$2,510,248	$2,640,285	$2,688,411	$2,774,237	$27.67	84.5%

CapEx/RR	0	0	0	0	20,050	0.20	0.6
Net Cash Flow	$2,418,012	$2,510,248	$2,640,285	$2,688,411	$2,754,187	$27.47	83.9%
(1)	TTM is as of March 30, 2025.
(2)	Calculated based on total square footage of the commercial and parking condominium units equal to 68,090 square feet
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	In 2025, iPark pays 50% percentage rent over a breakpoint of $1,485,260. iPark subleased 100 spaces to Hertz in January 2025 for $648,000 per year with 2.5% annual increases which counts towards iPark’s sales for percentage rent calculation purposes.

The Borrowers. The borrowers are Dale Retail LLC and Dale Garage LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One West End Retail Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is El Ad US Holding, Inc., an entity controlled by Elad Group, led by Isaac Tschuva. Elad Group and Mr. Tschuva have extensive experience as developers, owners and operators of real estate globally.

Property Management. The One West End Retail Property is self-managed.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $34,105 for real estate taxes, (ii) $14,789 for insurance premiums and (iii) $108,906 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $5,684.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $3,697.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $1,671 for replacement reserves (approximately $0.20 per square foot annually).

Lease Sweep Tenant Reserve – During the continuance of a Lease Sweep Period (as defined below), the borrowers are required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related Lease Sweep Tenant space (as defined below).

Lockbox / Cash Management. The One West End Retail Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

the lender to be applied and disbursed in accordance with the One West End Retail Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the One West End Retail Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the One West End Retail Mortgage Loan (unless the Sweep Event Period is solely a Lease Sweep Period, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Lease Sweep Tenant. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the One West End Retail Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months; (iii) the occurrence of a Lease Sweep Period; or (iv) any period that the One West End Retail does not benefit from the 421-a tax abatement.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; and (c) clause (iii) above, the Lease Sweep Period is cured in accordance with the One West End Retail Mortgage Loan documents.

A “Lease Sweep Period” will commence upon the date on which: (i) a default by such Lease Sweep Tenant occurs under its lease, (ii) a Lease Sweep Tenant goes dark or otherwise ceases operations at the One West End Retail Property or any material portion thereof, or gives written notice of its intent to commence any of the foregoing, (iii) a Lease Sweep Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding, (iv) a Lease Sweep Tenant sublets 50% or more of its leased space, (v) a Lease Sweep Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates its leased space at the One West End Retail Property or any material portion thereof, or (vi) a Lease Sweep Tenant fails to extend its lease for a term of at least five years at least 12 months prior to the then-current expiration date under its lease.

A Lease Sweep Period will terminate with regard to: (a) all sub-clauses mentioned above, if the related Lease Sweep Tenant has extended its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (i), upon the related Lease Sweep Tenant curing such default and no other default has occurred for two consecutive calendar quarters; (c) clause (ii), upon the related Lease Sweep Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters or the Lease Sweep Tenant has rescinded its notice in writing to vacate its Lease Sweep Tenant space; (d) clause (iii), when the lease for the related Lease Sweep Tenant is assumed or affirmed in such proceeding and the related Lease Sweep Tenant, among other things, is discharged from bankruptcy in a manner satisfactory to lender; (e) clause (iv), the related Lease Sweep Tenant has been assigned back to its space or there has been a termination of any applicable sublease, and the Lease Sweep Tenant is in possession of all of related Lease Sweep Tenant space and (f) clause (v), the related Lease Sweep Tenant has rescinded such notice to terminate or cancel its lease.

A “Lease Sweep Tenant” means Morton Williams or iPark or any tenant otherwise occupying all or a portion of the space currently leased by such tenants.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	4.1%	Net Rentable Area (SF):	380,675
Loan Purpose:	Acquisition	Location:	Waldorf, MD
Borrower:	Charles Triangle, LLC	Year Built / Renovated:	1987 / NAP
Borrower Sponsors:	Manpreet Singh, Vishal Khosla, Savneet Singh and Gurpreet Singh	Occupancy:	98.5%
Interest Rate:	6.83000%	Occupancy Date:	5/5/2025
Note Date:	5/9/2025	4th Most Recent NOI (As of)(2):	$2,830,730 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(2):	$3,765,453 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,049,809 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,953,475 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$5,478,930
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,368,733
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,110,198
Additional Debt:	No	UW NCF:	$3,843,725
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$54,100,000 / $142
Additional Debt Type:	NAP	Appraisal Date:	4/11/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$75
Taxes:	$392,590	$43,621	N/A	Maturity Date Loan / SF:	$75
Insurance:	$132,221	$11,018	N/A	Cut-off Date LTV:	52.7%
Replacement Reserves:	$0	$6,345	N/A	Maturity Date LTV:	52.7%
TI / LC:	$0	$22,917	$800,000	UW NCF DSCR:	1.95x
Other Reserve:	$40,756	$0	N/A	UW NOI Debt Yield:	14.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	70.9%	Purchase Price	$39,000,000	97.1%
Sponsor Equity	11,682,881	29.1	Closing Costs	617,314	1.5
			Upfront Reserves	565,567	1.4
Total Sources	$40,182,881	100.0%	Total Uses	$40,182,881	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The increase in NOI between 2022 and 2023 was mostly driven by a previous operator of the grocery tenant Shoppers (as defined below) having financial issues at the corporate level and becoming delinquent on rent approximately $1.04 million of rent that was due to be collected in 2022. The Shoppers at the St. Charles Towne Plaza Property (as defined below) was sold in 2022 to its current owner and is current on all rental payments.

The Loan. The eighth largest mortgage loan (the “St. Charles Towne Plaza Mortgage Loan”) is secured by a first mortgage lien on the borrower’s fee interest in an anchored retail center containing 380,675 square feet located in Waldorf, Maryland (the “St. Charles Towne Plaza Property”). The St. Charles Towne Plaza Mortgage Loan was originated on May 9, 2025 by Starwood Mortgage Capital LLC. The St. Charles Towne Plaza Mortgage Loan has a five-year interest-only term accruing interest at a rate of 6.83000% per annum on an Actual/360 basis. The scheduled maturity date of the St. Charles Towne Plaza Mortgage Loan is June 6, 2030.

The Property. The St. Charles Towne Plaza Property is located in Waldorf, Maryland, approximately 23 miles south/southeast of Washington, D.C. As of May 5, 2025, the St. Charles Towne Plaza Property is 98.5% leased. The St. Charles Towne Plaza Property is anchored by Shoppers Food Warehouse (“Shoppers”), a regional grocery chain founded in 1949 that operates 22 supermarkets in the Baltimore and Washington, D.C. metropolitan areas. Shoppers is a subsidiary of United Natural Foods (NYSE: UNFI) which acquired Shoppers in 2018 via its broader acquisition of SuperValu.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

United Natural Foods sold the Shoppers store at the St. Charles Towne Plaza Property in January 2020 and subsequently reacquired it in December 2022. Shoppers (18.4% NRA; 16.1% underwritten base rent) has been a tenant at the St. Charles Towne Plaza Property since its construction in 1987 and most recently renewed its lease in July 2023 for a period of ten years, bringing its lease expiration to June 2033. Shoppers originally occupied a 42,000 square foot space at the St. Charles Towne Plaza Property (which space is currently occupied by Rainbow, Bad Axe Throwing and Dollar Tree). In 2002, Shoppers relocated to its current space where it currently occupies 70,000 square feet. In conjunction with the relocation, Shoppers signed a lease amendment that extended the term of the lease for 20 years. Upon expiration of the aforementioned 20-year term in June 2023, Shoppers extended its lease for a period of ten years despite the fact that its contractual renewal options were five years each.

The St. Charles Towne Plaza Property is currently leased to 41 unique tenants, 17 of which, representing approximately 58.9% of underwritten base rent, have been at the St. Charles Towne Plaza Property for 15 years or longer. In addition to Shoppers, major tenants at the St. Charles Towne Plaza Property include Ashley Furniture, Value City Furniture, K & G Menswear, Black Friday Daily Deals and Dollar Tree.

Major Tenants.

Shoppers (70,000 square feet; 18.4% of NRA; 16.1% of Underwritten Base Rent): Shoppers is a regional grocery chain founded in 1949 that operates 22 supermarkets in the Baltimore and Washington, D.C. metropolitan areas. Shoppers is a subsidiary of United Natural Foods (NYSE: UNFI) which acquired Shoppers in 2018 via its broader acquisition of SuperValu. Shoppers has been a tenant at the St. Charles Towne Plaza Property since its construction in 1987 and most recently renewed its lease in July 2023 for a period of ten years, bringing its lease expiration to June 2033. Shoppers has two, five-year renewal options and no termination options.

Ashley Furniture (54,325 square feet; 14.3% of NRA; 7.9% of Underwritten Base Rent): Ashley Furniture, headquartered in Arcadia, Wisconsin, is a global home furnishings manufacturer and retailer. Ashley Furniture operates over 30 million feet of manufacturing and distribution facility space, has more than 20,000 storefronts in 155 countries and employs over 35,000 individuals. Ashley Furniture has been a tenant at the St. Charles Towne Plaza Property since January 2015 and currently has a January 2030 lease expiration following a five-year renewal that took place in July 2024. Ashley Furniture has one, five-year renewal option remaining and no termination options.

Value City Furniture (51,000 square feet; 13.4% of NRA; 5.5% of Underwritten Base Rent): Value City Furniture (“Value City”), founded in 1948 and headquartered in Columbus, Ohio, is a family-owned furniture retailer operating over 120 stores across 17 states in the United States. As a subsidiary of American Signature, Inc., owned by the Schottenstein family, the company employs approximately 3,700 individuals and offers a range of home furnishings. Value City has been a tenant at the St. Charles Towne Plaza Property since August 1989 and operates under a lease that expires in August 2031. Value City has seven, five-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the St. Charles Towne Plaza Property:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occ. Cost	Lease Exp. Date
Shoppers(3)	Caa2 / B / NR	70,000	18.4%	$9.50	$665,000	16.1%	NAV	NAV	6/30/2033
Ashley Furniture(4)	NR / NR / NR	54,325	14.3	$6.00	325,950	7.9	NAV	NAV	1/7/2030
Value City(5)	NR / NR / NR	51,000	13.4	$4.50	229,500	5.5	NAV	NAV	8/31/2031
K & G Menswear(6)	NR / NR / NR	25,000	6.6	$16.32	408,000	9.9	$193	10.9%	1/31/2032
Black Friday Daily Deals(7)(8)	NR / NR / NR	24,968	6.6	$10.00	249,680	6.0	NAV	NAV	5/31/2030
Rainbow(9)(10)	NR / NR / NR	17,621	4.6	$9.90	174,448	4.2	$132	9.7%	1/31/2029
Dollar Tree(11)	Baa2 / BBB / NR	16,000	4.2	$16.44	263,103	6.4	$252	8.3%	1/31/2034
Citi Trends(12)	NR / NR / NR	16,000	4.2	$5.25	84,000	2.0	$81	12.5%	1/31/2027
301 Salon Suites	NR / NR / NR	11,000	2.9	$15.67	172,370	4.2	NAV	NAV	7/31/2028
Appliance Center	NR / NR / NR	10,400	2.7	$7.27	75,600	1.8	NAV	NAV	9/30/2027
Top Ten Tenants		296,314	77.8%	$8.94	$2,647,651	64.0%

Non Top Ten Tenants		78,480	20.6%	$19.00	$1,491,074	36%

Occupied Collateral Total / Wtd. Avg.		374,794	98.5%	$11.04	$4,138,725	100.0%

Vacant Space		5,881	1.5%

Collateral Total		380,675	100.0%

(1)	Based on the underwritten rent roll dated May 5, 2025 with rent steps totaling $48,694 through February 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Shoppers has two, five-year renewal options remaining.
(4)	Ashley Furniture has one, five-year renewal option remaining.
(5)	Value City has seven, five-year renewal options remaining.
(6)	Sales PSF and Occ. Cost are based on the trailing 12 months ending February 2025.
(7)	Black Friday Daily Deals has one, five-year renewal option remaining.
(8)	Black Friday Daily Deals has executed a lease, has accepted its space and has commenced paying rent, but is not yet open for business. At origination, the borrower reserved $40,756 for free rent associated with the Black Friday Daily Deals’ lease.
(9)	Rainbow has two, five-year renewal options remaining.
(10)	Sales PSF and Occ. Cost are based on the trailing 12 months ending September 2023.
(11)	Sales PSF and Occ. Cost are based on the trailing 12 months ending May 2024.
(12)	Sales PSF and Occ. Cost are based on the trailing 12 months ending February 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

The following table presents certain information relating to the lease rollover schedule at the St. Charles Towne Plaza Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	5,881	1.5%	NAP	NAP	5,881	1.5%	NAP	NAP
2025 & MTM	1	3,955	1.0	$15,120	0.4	9,836	2.6%	$15,120	0.4%
2026	6	7,895	2.1	250,527	6.1	17,731	4.7%	$265,647	6.4%
2027	7	36,811	9.7	357,730	8.6	54,542	14.3%	$623,377	15.1%
2028	3	14,920	3.9	264,504	6.4	69,462	18.2%	$887,881	21.5%
2029	8	37,797	9.9	456,213	11.0	107,259	28.2%	$1,344,094	32.5%
2030	8	101,572	26.7	965,436	23.3	208,831	54.9%	$2,309,530	55.8%
2031	2	54,000	14.2	284,430	6.9	262,831	69.0%	$2,593,960	62.7%
2032	2	28,000	7.4	495,360	12.0	290,831	76.4%	$3,089,320	74.6%
2033	1	70,000	18.4	665,000	16.1	360,831	94.8%	$3,754,320	90.7%
2034	1	16,000	4.2	263,103	6.4	376,831	99.0%	$4,017,423	97.1%
2035	2	3,844	1.0	121,302	2.9	380,675	100.0%	$4,138,725	100.0%
2036 & Beyond	0	0	0.0	0	0.0	380,675	100.0%	$4,138,725	100.0%
Total	41	380,675	100.0%	$4,138,725	100.0%
(1)	Based on the underwritten rent roll dated May 5, 2025 with rent steps totaling $48,694 through February 2026.

The following table presents certain information with respect to the historical and current occupancy of the St. Charles Towne Plaza Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
95.7%	96.2%	99.1%	98.5%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of May 5, 2025.

Appraisal. According to the appraisal, the St. Charles Towne Plaza Property had an “as-is” appraised value of $54,100,000 as of April 11, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$54,100,000	7.25%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated April 15, 2025, there was no evidence of any recognized environmental conditions at the St. Charles Towne Plaza Property.

The Market. The St. Charles Towne Plaza Property is located in Waldorf, Maryland. According to the appraisal, the St. Charles Towne Plaza Property is located within the Charles County retail submarket. As of the fourth quarter of 2024, the Charles County retail submarket had a vacancy rate of 4.3% and asking rent of $26.66 per square foot. Within a one-, three- and five-mile radius of the St. Charles Towne Plaza Property, the estimated 2024 population is 9,484, 70,900 and 104,119, respectively. Within the same radii, the estimated 2024 average annual household income is $138,603, $136,456 and $144,279, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

The following table presents certain information relating to the appraisal’s market rent conclusions for the St. Charles Towne Plaza Property:

Market Rent Summary(1)
	Property SF	Market Rent (PSF)	Rent Increase Projections	New Tenant Improvements
Small Inline	33,072	$29.00	None	$10.00
Large Inline	40,997	$14.00	None	$10.00
Junior Anchor	88,989	$15.00	None	None
Anchor	105,325	$6.00	None	None
Grocery Anchor	70,000	$11.00	None	None
Dollar Store	16,000	$16.00	None	None
Corner/Low Visibility	26,292	$6.50	None	None
(1)	Source: Appraisal.

The following table presents certain information with respect to the historical and underwritten cash flows of the St. Charles Towne Plaza Property:

Underwritten Net Cash Flow
	2022(1)	2023(1)	2024	TTM 2/28/2025	Underwritten	PSF	%(2)
Base Rent	$2,739,383	$3,558,349	$3,803,807	$3,780,337	$4,090,031	$10.74	72.3%
Rent Steps	0	0	0	0	48,694	0.13	0.9
Vacant Income	0	0	0	0	106,349	0.28	1.9
Reimbursements	1,270,526	1,250,898	1,338,829	1,358,757	1,409,346	3.70	24.9
Net Rental Income	$4,009,909	$4,809,247	$5,142,637	$5,139,095	$5,654,420	$14.85	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(282,721)	(0.74)	(5.0)
Other Income	199,118	208,008	104,979	107,231	107,231	0.28	1.9
Effective Gross Income	$4,209,027	$5,017,256	$5,247,616	$5,246,326	$5,478,930	$14.39	96.9%

Real Estate Taxes	520,111	502,240	508,207	508,207	508,207	1.34	9.3
Insurance	39,937	57,244	61,704	63,318	132,221	0.35	2.4
Other Expenses	818,249	692,319	627,896	721,327	728,305	1.91	13.3
Total Expenses	$1,378,297	$1,251,803	$1,197,807	$1,292,851	$1,368,733	$3.60	25.0%

Net Operating Income	$2,830,730	$3,765,453	$4,049,809	$3,953,475	$4,110,198	$10.80	75.0%

CapEx/RR	0	0	0	0	76,135	0.20	1.4
TI/LC	0	0	0	0	190,338	0.50	3.5
Net Cash Flow	$2,830,730	$3,765,453	$4,049,809	$3,953,475	$3,843,725	$10.10	70.2%
(1)	The increase in Net Operating Income between 2022 and 2023 was mostly driven by a previous operator of the grocery tenant Shoppers having financial issues at the corporate level and becoming delinquent on approximately $1.04 million of rent that was due to be collected in 2022. The Shoppers at the St. Charles Towne Plaza Property was sold in 2022 to its current owner and is current on all rental payments.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Borrower. The borrower is Charles Triangle, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the St. Charles Towne Plaza Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Manpreet Singh, Vishal Khosla, Savneet Singh and Gurpreet Singh. Manpreet Singh, Vishal Khosla, Savneet Singh and Gurpreet Singh are principals or partners of Singh Capital Partners, a real estate private equity and investment firm based out of Washington, D.C.

Property Management. The St. Charles Towne Plaza Property is third-party managed by Gold Triangle Management, LLC.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $392,590 for real estate taxes, (ii) $132,221 for insurance premiums and (iii) $40,756 for free rent related to Black Friday Daily Deals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $43,621.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $11,018.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $6,345 for replacement reserves (approximately $0.20 per square foot annually).

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $22,917 for tenant improvements and leasing concessions (approximately $0.72 per square foot annually), subject to a cap of $800,000.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Event Period (as defined below), the borrower is required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related Major Tenant space.

Lockbox / Cash Management. The St. Charles Towne Plaza Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the St. Charles Towne Plaza Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the St. Charles Towne Plaza Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the St. Charles Towne Plaza Mortgage Loan (unless the Sweep Event Period is solely a Major Tenant Trigger Event Period, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Major Tenant (as defined below) space). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the St. Charles Towne Plaza Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.30x based on the trailing 12 months; or (iii) the occurrence of a Major Tenant Trigger Event Period.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.35x for two consecutive calendar quarters; and (c) clause (iii) above, the Major Tenant Trigger Event Period is cured in accordance with the St. Charles Towne Plaza Mortgage Loan documents.

A “Major Tenant Trigger Event Period” will commence upon the date on which: (i) a default by such Major Tenant occurs under its lease, (ii) a Major Tenant goes dark or otherwise ceases operations at the St. Charles Towne Plaza Property or any material portion thereof, or gives written notice of its intent to commence any of the foregoing, (iii) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding, (iv) a Major Tenant sublets any of its leased space, (v) a Major Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates its leased space at the St. Charles Towne Plaza Property or any material portion thereof, (vi) a Major Tenant fails to extend its lease for a term of at least five years at least 12 months prior to the then-current expiration date under its lease, or (vii) is added to a published retail store closure list, or if the closure of such Major Tenant is otherwise announced in the media.

A Major Tenant Trigger Event Period will terminate with regard to: (a) all sub-clauses mentioned above, if the related Major Tenant or a replacement tenant has extended or executed, as applicable, its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (i), upon the related Major Tenant curing such default and no other default has occurred for two consecutive calendar quarters; (c) clause (ii), upon the related Major Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters or the Major Tenant has rescinded its notice in writing to vacate its Major Tenant space; (d) clause (iii), when the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant, among other things, is discharged

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

from bankruptcy in a manner satisfactory to lender; and (e) clause (v), the related Major Tenant has rescinded such notice to terminate or cancel its lease.

A “Major Tenant” means Shoppers or any tenant otherwise occupying the space currently leased by Shoppers.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 9 – Presidential Point Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 9 – Presidential Point Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 9 – Presidential Point Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,000,000	Title:	Fee
Cut-off Date Principal Balance:	$27,000,000	Property Type - Subtype:	Multifamily – Mid Rise
% of IPB:	3.9%	Net Rentable Area (Units):	104
Loan Purpose:	Refinance	Location:	Quincy, MA
Borrower:	P & T Management, LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsors:	Howard Pi and Ken Phung	Occupancy(3):	94.2%
Interest Rate:	6.57500%	Occupancy Date:	5/28/2025
Note Date:	6/2/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	$1,084,644 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$3,379,338
Call Protection:	L(24),D(31),O(5)	UW Expenses:	$1,085,469
Lockbox / Cash Management:	Springing / Springing	UW NOI(2):	$2,293,869
Additional Debt:	No	UW NCF(2):	$2,267,869
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$47,300,000 / $454,808
Additional Debt Type:	NAP	Appraisal Date:	3/27/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$259,615
Taxes:	$44,962	$44,962	N/A	Maturity Date Loan / Unit:	$259,615
Insurance:	$30,774	$10,117	N/A	Cut-off Date LTV:	57.1%
Replacement Reserves:	$0	$2,167	N/A	Maturity Date LTV:	57.1%
Earnout Reserve(2):	$1,000,000	$0	N/A	UW NCF DSCR(2):	1.26x
				UW NOI Debt Yield(2):	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,000,000	100.0%	Payoff Existing Debt	$24,443,043	90.5%
			Upfront Reserves	1,075,736	4.0
			Closing Costs(5)	1,049,056	3.9
			Return of Equity	432,165	1.6
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The UW NCF DSCR and UW NOI Debt Yield, which equal 1.26x and 8.5%, respectively, assume a stabilized underwritten economic vacancy of 3.0%, giving credit to rent payments due under nine vacant or leased but not yet occupied units that are currently subject to a Master Lease (as defined below), versus actual economic vacancy of 5.6%. Assuming the in-place economic vacancy, the UW NCF DSCR and the UW NOI Debt Yield would be 1.19x and 8.1%, respectively. The Presidential Point Apartments Mortgage Loan (as defined below) was structured to include (i) a $1,000,000 earnout reserve and (ii) 15% partial recourse liability to the borrower and borrower sponsors equal to $4,050,000, to be released to the borrower, upon the satisfaction of certain conditions, including, but not limited to, commencing after the first five months of the Presidential Point Apartments Mortgage Loan term, (i) no event of default under the Presidential Point Apartments Mortgage Loan then exists, (ii) the Presidential Point Apartments Property (as defined below) has achieved a minimum 97.0% residential occupancy rate for each month in the trailing three month period, (iii) the trailing three-month annualized income is at least $3,375,000 (and parking income is at least $180,000 during this time) and (iv) the debt yield, based on trailing three-month income, annualized less underwritten expenses is greater than or equal to 8.45% (collectively, the “Release Conditions”).
(3)	The Presidential Point Apartments Property was 94.2% leased as of May 28, 2025. Howard Pi and Ken Phung entered into a master lease for the nine vacant or leased but not yet occupied units (the “Master Lease”) which would equate to 100% occupancy at the Presidential Point Apartments Property after giving effect to such master lease. At any time, the Master Lease may be terminated upon satisfaction of the Release Conditions as described above.
(4)	Historical financial information is not available prior to the Most Recent NOI as the Presidential Point Apartments Property was built in 2024 and only recently stabilized.
(5)	Closing Costs include an interest rate buy-down credit of $472,500.

The Loan. The ninth largest mortgage loan (the “Presidential Point Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a recently developed mid-rise multifamily property located in the Quincy, Massachusetts (the “Presidential Point Apartments Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 9 – Presidential Point Apartments

The Presidential Point Apartments Mortgage Loan was originated on June 2, 2025 by Starwood Mortgage Capital LLC. The Presidential Point Apartments Mortgage Loan has a five-year interest-only term accruing interest at a rate of 6.57500% per annum on an Actual/360 basis. The scheduled maturity date of the Presidential Point Apartments Mortgage Loan is June 6, 2030.

The Property. The Presidential Point Apartments Property is a 104-unit, six-story multifamily property, located in Quincy, Massachusetts. The Presidential Point Apartments Property has access to Interstate 93 and is an approximately four minute walk to both the North Quincy and Wollaston T stations, allowing for public transportation access to downtown Boston. Additionally, there are multiple restaurants, grocery stores, pharmacies and shops within a two-mile radius of the Presidential Point Apartments Property. The Presidential Point Apartments Property was recently developed by the borrower sponsors and features a mix of studios, one- and two-bedroom units. Apartment amenities include in-unit washer/dryer, Samsung appliances, quartz countertops, walk-in showers and walk-in closets in select units. Common amenities include a fitness center designed by Gronk Fitness, EV charging stations, bike racks and bike storage, courtyard fire pits and grills, lounge space and a dog park. Additionally, the Presidential Point Apartments Property features a two-level covered parking garage with 130 spaces. The borrower sponsors’ cost basis, inclusive of closing costs incurred with the origination of the Presidential Point Apartments Mortgage Loan, is equal to approximately $44.7 million.

The borrower sponsors have an agreement in place with the Commonwealth of Massachusetts which stipulates that ten units (9.6% of total units) must include an affordable component. These units feature rental limits at 30% of 80% of the Area Median Income (AMI). The borrower sponsors entered into the agreement with the state in exchange for project approval and technical assistance.

The following table presents certain information with respect to the units at the Presidential Point Apartments Property:

Presidential Point Apartments Unit Summary
Unit Type	No. of Units(1)	% of Total	Occupied Collateral Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate per SF(2)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)
Studio – Affordable	1	1.0%	1	100.0%	481	$1,765	$3.67	$1,765	$3.67
Studio	7	6.7	7	100.0	495	$2,275	$4.59	$2,259	$4.56
1 BR / 1BA – Affordable	6	5.8	6	100.0	733	$1,875	$2.56	$1,875	$2.56
1 BR / 1BA	56	53.8	51	91.1	742	$2,600	$3.50	$2,516	$3.42
2 BR / 1BA – Affordable	3	2.9	2	66.7	850	$2,232	$2.62	$2,232	$2.65
2 BR / 1BA	13	12.5	13	100.0	846	$3,000	$3.55	$2,964	$3.50
2 BR / 2BA	18	17.3	18	100.0	893	$3,250	$3.64	$3,252	$3.64
Total/Wtd. Avg.	104	100.0%	98	94.2%	765	$2,680	$3.53	$2,639	$3.49
(1)	Based on the borrower rent roll dated May 28, 2025.
(2)	Source: Appraisal.

The following table presents certain information with respect to the historical and current occupancy of the Presidential Point Apartments Property:

Historical and Current Occupancy(1)
12/31/2022	12/31/2023	12/31/2024	Current(2)
NAV	NAV	76.9%	94.2%
(1)	Historical occupancy prior to 2024 is not available as the Presidential Point Apartments Property was built in 2024.
(2)	Current Occupancy is as of May 28, 2025.

Environmental. According to a Phase I environmental assessment dated April 14, 2025, there was no evidence of any recognized environmental conditions at the Presidential Point Apartments Property.

The Market. The Presidential Point Apartments Property is located in Quincy, Massachusetts. According to the appraisal, the Presidential Point Apartments Property is located in the South Shore/Route 128 South submarket. According to the appraisal, the South Shore/Route 128 South submarket has a vacancy rate of approximately 7.4% and average asking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 9 – Presidential Point Apartments

rents of $2,698 per unit as of the fourth quarter of 2024. Within a one-, three- and five-mile radius of the Presidential Point Apartments Property, the estimated 2024 population is 31,670, 170,075 and 433,425, respectively. Within the same radii, the estimated 2024 average household income is $134,207, $133,044 and $133,732, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Presidential Point Apartments Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Presidential Point Apartments(2) Quincy, MA	2024 / NAP	94.2%	104	Studio – Affordable Studio 1BR / 1BA – Affordable 1BR / 1BA 2BR / 1BA – Affordable 2BR / 1BA 2BR / 2BA	481 495 733 742 850 846 893	$3.67 $4.56 $2.56 $3.42 $2.65 $3.50 $3.64	$1,765 $2,259 $1,875 $2,516 $2,232 $2,964 $3,252
One Newport Residences 1 Newport Avenue Quincy, MA	2020 / NAP	87.9%	80	Studio 1BR / 1BA 2BR / 1BA	478 746 931	$4.85 $3.61 $3.27	$2,320 $2,692 $3,048
Imprint 780 Morrissey Boulevard Boston, MA	2024 / NAP	81.0%	219	Studio 1BR / 1BA 2BR / 2BA	523 691 1,081	$5.17 $4.14 $3.89	$2,702 $2,864 $4,202
West of Chestnut 21 Chestnut Street Quincy, MA	2016 / NAP	98.2%	169	Studio 1BR / 1BA 2BR / 2BA	563 699 1,025	$4.72 $4.09 $3.17	$2,659 $2,856 $3,253
Center and Stone Apartments 1190 Hancock Street Quincy, MA	2024 / NAP	97.1%	201	Studio 1BR / 1BA 2BR / 2BA	564 681 1,074	$4.55 $4.11 $3.32	$2,565 $2,798 $3,562
Nova Quincy 1500 Hancock Street Quincy, MA	2019 / NAP	97.7%	171	Studio 1BR / 1BA 2BR / 2BA	388 621 883	$5.32 $4.00 $3.46	$2,063 $2,483 $3,057
Alister Deco 625 Thomas Burgin Parkway Quincy, MA	2016 / NAP	96.7%	180	Studio 1BR / 1BA 2BR / 2BA	617 824 1,179	$3.54 $3.09 $2.57	$2,182 $2,550 $3,032
(1)	Source: Appraisal, unless otherwise indicated. Comparables reflect market rate units.
(2)	Based on the borrower rent roll dated May 28, 2025 or as otherwise provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 9 – Presidential Point Apartments

The following table presents certain information with respect to the historical and underwritten cash flows of the Presidential Point Apartments Property:

Underwritten Net Cash Flow(1)
	TTM 3/31/2025	Underwritten(2)	Per Unit	%(3)
Gross Potential Rent	$1,901,961	$3,286,740	$31,603	103.1%
(Vacancy/Credit Loss)	0	(98,602)	(948)	(3.1)
Net Rental Income	$1,901,961	$3,188,138	$30,655	100.0%
Other Income	92,862	191,200	1,838	6.0
Effective Gross Income	$1,994,824	$3,379,338	$32,494	106.0%

Real Estate Taxes	468,158	534,307	5,138	15.8
Insurance	102,294	121,404	1,167	3.6
Other Expenses	339,728	429,758	4,132	12.7
Total Expenses	$910,180	$1,085,469	$10,437	32.1%

Net Operating Income	$1,084,644	$2,293,869	$22,056	67.9%

Replacement Reserves	0	26,000	250	0.8
Net Cash Flow	$1,084,644	$2,267,869	$21,806	67.1%
(1)	Historical financial information prior to the trailing 12 months ending March 31, 2025 is not available as the Presidential Point Apartments Property was built in 2024 and only recently stabilized.
(2)	The Underwritten information assumes a stabilized underwritten vacancy of 3.0% and gives credit to rent payments due under the nine vacant or leased but not yet occupied units that are currently subject to the Master Lease, versus an in place economic vacancy of 5.6%. Without giving credit to the Master Lease, the Underwritten Net Cash Flow is $2,149,236.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Borrower. The borrower is P & T Management, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Presidential Point Apartments Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Howard Pi and Ken Phung. Mr. Pi and Mr. Phung currently own nine commercial and multifamily properties primarily in Massachusetts and New Jersey with other properties located in New York and Minnesota.

Property Management. The Presidential Point Apartments Property is managed by CRP Property Management, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $44,962 for real estate taxes, (ii) $30,774 for insurance premiums and (iii) $1,000,000 for an earnout reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $44,962.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $10,117.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,167 for replacement reserves.

Earnout Reserve – At origination of the Presidential Point Apartments Mortgage Loan, the borrower deposited $1,000,000 into an earnout reserve. The borrower may obtain a release of the earnout reserve, upon the satisfaction of certain conditions, including, but not limited to, commencing after the first five months of the Presidential Point Apartments Mortgage Loan term, (i) no event of default under the Presidential Point Apartments Mortgage Loan then exists, (ii) the Presidential Point Apartments Property has achieved a minimum 97.0% residential occupancy rate for each month in the trailing three month period, and (iii) the debt yield, based on trailing three-month income, annualized less underwritten expenses is greater than or equal to 8.45%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 9 – Presidential Point Apartments

Lockbox / Cash Management. The Presidential Point Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. The Presidential Point Apartments Mortgage Loan requires that during the continuance of a Sweep Event Period (as defined below), the borrower or property manager, as applicable, is required to establish and maintain a lockbox account for the remainder of the Presidential Point Apartments Mortgage Loan term. Following a Sweep Event Period, the borrower is required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Presidential Point Apartments Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Presidential Point Apartments Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Presidential Point Apartments Mortgage Loan. To the extent that no Sweep Event Period is continuing, all cash flow funds are required to be disbursed to the borrower from the lockbox account.

A “Sweep Event Period” will commence upon the earliest to occur of the following: (i) the occurrence of an event of default under the Presidential Point Apartments Mortgage Loan documents; or (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months.

A Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; or (b) clause (ii), upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 10 – Skyline MHC Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 10 – Skyline MHC Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 10 – Skyline MHC Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$24,439,000	Title:	Fee
Cut-off Date Principal Balance:	$24,439,000	Property Type – Subtype:	Manufactured Housing
% of IPB:	3.5%	Net Rentable Area (Pads):	591
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Allen A. Yadgari	Occupancy:	92.4%
Interest Rate:	7.06000%	Occupancy Date:	5/8/2025
Note Date:	5/14/2025	4th Most Recent NOI (As of):	$1,772,889 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of):	$1,953,747 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,210,047 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,438,196 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only	UW Revenues:	$4,292,418
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,935,078
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,357,340
Additional Debt:	No	UW NCF:	$2,327,790
Additional Debt Balance:	NAP	Appraised Value / Per Pad:	$38,800,000 / $65,651
Additional Debt Type:	NAP	Appraisal Date(3):	Various

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$41,352
Taxes:	$45,546	$15,099	N/A	Maturity Date Loan / Pad:	$41,352
Insurance:	$43,114	$8,652	N/A	Cut-off Date LTV:	63.0%
Replacement Reserve:	$0	$1,888	N/A	Maturity Date LTV:	63.0%
Deferred Maintenance:	$73,680	$0	N/A	UW NCF DSCR:	1.33x
				UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,439,000	100.0%	Payoff Existing Debt	$14,037,027	57.4%
			Return of Equity	9,474,399	38.8
			Closing Costs	765,235	3.1
			Upfront Reserves	162,340	0.7
Total Sources	$24,439,000	100.0%	Total Uses	$24,439,000	100.0%
(1)	The borrowers under the Skyline MHC Portfolio Mortgage Loan (as defined below) are Los Arcos SRE LLC, Oasis Palms Estates, LLC, Palm Villa MHC LLC and Sycamore MHC LLC.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	The appraisal dates range from February 12, 2025 through February 18, 2025.

The Loan. The tenth largest mortgage loan (the “Skyline MHC Portfolio Mortgage Loan”) is secured by a first mortgage lien on the borrowers’ fee interest in four manufactured housing properties located across Arizona, Iowa and California (the “Skyline MHC Portfolio Properties”). The Skyline MHC Portfolio Mortgage Loan was originated on May 14, 2025 by Starwood Mortgage Capital LLC. The Skyline MHC Portfolio Mortgage Loan has a five-year interest-only term accruing interest at a rate of 7.06000% per annum on an Actual/360 basis. The scheduled maturity date of the Skyline MHC Portfolio Mortgage Loan is June 6, 2030.

The Properties. The Skyline MHC Portfolio Properties contain 591 pads and are located in Hemet and San Bernardino, California; Atlantic, Iowa; and Sierra Vista, Arizona.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 10 – Skyline MHC Portfolio

The following table presents certain information relating to the Skyline MHC Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built	Pads	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Oasis Palms Estates	San Bernardino, CA	1977	141	$9,340,989	38.2%	$14,830,000	38.2%	$808,291	34.3%
Los Arcos Estates	Sierra Vista, AZ	1972	229	7,463,973	30.5	11,850,000	30.5	865,157	36.7
Palm Villa	Hemet, CA	1962	109	3,942,993	16.1	6,260,000	16.1	345,043	14.6
Sycamore Village	Atlantic, IA	1952	112	3,691,045	15.1	5,860,000	15.1	338,848	14.4
Total			591	$24,439,000	100.0%	$38,800,000	100.0%	$2,357,340	100.0%
(1)	The Skyline MHC Portfolio Mortgage Loan documents do not permit the release of any of the Skyline MHC Portfolio Properties.

Oasis Palms Estates. The Oasis Palms Estates property is a 141-pad manufactured housing property built in 1977 on 21.79 acres and located in San Bernardino, California. The Oasis Palms Estates property was 100.0% occupied as of May 8, 2025. The unit mix consists of 139 tenant-owned homes and two apartments. The Oasis Palms Estates property is connected to municipal water and sewer systems. Residents of the Oasis Palms Estates property have access to several common amenities including a clubhouse, two swimming pools, a basketball court, two playgrounds and a spa. The borrower sponsor purchased the Oasis Palms Estates property in May 2015 for $6.3 million and has spent $195,500 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $6.7 million in the Oasis Palms Estates property.

Los Arcos Estates. The Los Arcos Estates property is a 229-pad manufactured housing property built in 1972 on 36.51 acres and located in Sierra Vista, Arizona. The Los Arcos Estates property was 84.3% occupied as of May 8, 2025. The unit mix consists of 132 tenant-owned homes and 97 park-owned homes. Twelve of the pad sites are designated as RV pads by the borrower sponsor. The Los Arcos Estates property is connected to municipal water and sewer systems. Residents of the Los Arcos Estates property have access to several common amenities including a clubhouse, business center, billiards, common laundry, swimming pool, basketball court and shuffleboard. The borrower sponsor purchased the Los Arcos Estates property in March 2020 for $3.2 million and has spent approximately $3.3 million in capital expenditures. The borrower sponsor has a reported cost basis of approximately $6.7 million in the Los Arcos Estates property.

Palm Villa. The Palm Villa property is a 109-pad manufactured housing property built in 1962 on 9.35 acres and located in Hemet, California. The Palm Villa property has 89 tenant-owned homes, 18 park-owned homes and two studio apartments. The Palm Villa property was 97.2% occupied as of May 8, 2025. The Palm Villa property is connected to municipal water and sewer systems. Residents of the Palm Villa property have access to several common amenities including a clubhouse, swimming pool, billiards, laundry room and spa. The borrower sponsor purchased the Palm Villa property in December 2020 for $3.3 million and has spent $149,500 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $4.2 million in the Palm Villa property.

Sycamore Village. The Sycamore Village property is a 112-pad manufactured housing property built in 1952 on 20.45 acres and located in Atlantic, Iowa. The Sycamore Village property consists of 77 tenant-owned homes, 32 park-owned homes and three RV pads. The Sycamore Village property was 94.6% occupied as of May 8, 2025. The Sycamore Village property is connected to municipal water and sewer systems. The borrower sponsor purchased the Sycamore Village property in August 2020 for $3.35 million and has spent approximately $1.2 million in capital expenditures. The borrower sponsor has a reported cost basis of approximately $4.7 million in the Sycamore Village property.

Each borrower has entered into a master lease with affiliated tenants for each of the Skyline MHC Portfolio Properties with respect to pads at the applicable property where such affiliated tenant owns mobile homes that are rented to third parties.  The Skyline MHC Portfolio Mortgage Loan documents restrict amendments, modifications and terminations of such master leases and the total number of affiliate-owned mobile homes.  Any additional affiliated owned mobile homes located at a Skyline MHC Portfolio property must be subject to a master lease for such property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 10 – Skyline MHC Portfolio

The following table presents certain information with respect to the historical and current occupancy of the Skyline MHC Portfolio Properties:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
82.6%	83.3%	88.7%	92.4%
(1)	Historical occupancy is as of December 31 of each respective year, except for 2024, in which the Oasis Palms Estates property reported occupancy as of January 1, 2025, Los Arcos Estates property reported occupancy as of November 21, 2024 and the Palm Villa property reported occupancy as of January 23, 2025.
(2)	Current Occupancy is as of May 8, 2025.

Appraisals. According to the appraisals, the Skyline MHC Portfolio Properties had an aggregate “as-is” appraised value of $38,800,000 as of February 12, 2025, February 17, 2025 and February 18, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$38,800,000	5.75%
(1)	Source: Appraisal.
(2)	Based on a weighted average of the Skyline MHC Portfolio Properties.

Environmental. According to the Phase I reports dated February 21, 2025 and February 25, 2025, there was no evidence of any recognized environmental conditions (“REC”) at the Skyline MHC Portfolio Properties except as it pertains to the Sycamore Village property. The related Phase I identified a REC at the Sycamore Village property in connection with a groundwater contamination plume that extends underneath the Sycamore Village property related to an off-site dry cleaner. The environmental engineer reported that the REC is being addressed by the United States Environmental Protection Agency (“EPA”) and it is possible that the EPA could seek reimbursement of a portion of the clean-up costs from the borrowers. The environmental engineer reported that there is no requirement for further investigation or remediation at the Sycamore Village property.

The Markets. The following table presents certain market information relating to the Skyline MHC Portfolio Properties:

Market Summary(1)
Property Name	Location	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income	Monthly In Place Rent Per Pad	Monthly Market Rent Per Pad
Oasis Palms Estates	San Bernardino, CA	19,523	155,534	359,363	$74,533	$75,386	$82,617
Standard								$784	$784
Apartment								$1,601	$1,601
Los Arcos Estates	Sierra Vista, AZ	6,756	33,081	49,965	$74,369	$89,989	$96,324
Standard								$430	$430
RV								$418	$418
Palm Villa	Hemet, CA	20,384	128,591	182,474	$61,659	$77,906	$85,638
Standard								$516	$516
Apartment								$895	$895
Sycamore Village	Atlantic, IA	4,491	7,013	7,410	$74,439	$79,646	$80,351
Standard								$405	$405
RV								$465	$465
(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 10 – Skyline MHC Portfolio

The following table presents certain information with respect to the historical and underwritten cash flow of the Skyline MHC Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Pad	%(2)
Gross Potential Rent	$2,697,693	$2,918,357	$3,222,871	$3,364,355	$3,875,496	$6,558	108.1%
(Vacancy/Credit Loss)	0	0	0	0	(291,979)	(494)	(8.1)
Net Rental Income	$2,697,693	$2,918,357	$3,222,871	$3,364,355	$3,583,517	$6,063	100.0%
Other Income	794,122	815,654	802,242	751,590	708,901	1,199	19.8
Effective Gross Income	$3,491,815	$3,734,010	$4,025,113	$4,115,945	$4,292,418	$7,263	119.8%

Real Estate Taxes	191,509	188,992	164,625	63,553	202,319	342	4.7
Insurance	50,465	39,748	42,190	68,407	103,819	176	2.4
Other Expenses	1,476,952	1,551,523	1,608,250	1,545,789	1,628,940	2,756	37.9
Total Expenses	$1,718,926	$1,780,263	$1,815,066	$1,677,749	$1,935,078	$3,274	45.1%

Net Operating Income	$1,772,889	$1,953,747	$2,210,047	$2,438,196	$2,357,340	$3,989	54.9%

Capex/RR	0	0	0	0	29,550	50	0.7

Net Cash Flow	$1,772,889	$1,953,747	$2,210,047	$2,438,196	$2,327,790	$3,939	54.2%
(1)	TTM reflects the trailing 12 months ending April 30, 2025.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrowers. The borrowers are Los Arcos SRE LLC, Oasis Palms Estates, LLC, Palm Villa MHC LLC and Sycamore MHC LLC, each either an Arizona limited liability company, a Delaware limited liability company, California limited liability company or an Iowa limited liability company, and each a special purpose entity with one independent director at the managing member level. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Skyline MHC Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Allen A. Yadgari. Mr. Yadgari is the founder of Skyline Real Estate, an owner and operator of mobile home parks. Skyline Real Estate manages over 60 mobile home parks comprising more than 7,000 units across multiple states.

Property Management. The Skyline MHC Portfolio Properties are self-managed.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $45,546 for real estate taxes, (ii) $43,114 for insurance premiums and (iii) $73,680 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers were required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $15,099.

Insurance Escrows – On a monthly basis, the borrowers were required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $8,652.

Replacement Reserves – On a monthly basis, the borrowers were required to escrow $1,888 for replacement reserves (approximately $38 per pad annually).

Lockbox / Cash Management. The Skyline MHC Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. The Skyline MHC Portfolio Mortgage Loan documents require that upon the occurrence of a Sweep Event Period (as defined below), the borrowers or property managers, if any, as applicable, direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Skyline MHC Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Skyline MHC Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 10 – Skyline MHC Portfolio

additional collateral for the Skyline MHC Portfolio Mortgage Loan. To the extent that no Sweep Event Period is continuing, all funds deposited into the lockbox account will be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the occurrence of any of the following: (i) an event of default under the Skyline MHC Portfolio Mortgage Loan documents; or (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months.

A Sweep Event Period will end: (a) with regard to clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; and (b) with regard to clause (ii) above, the date that the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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